Exhibit 2.1

[Notarial Deed]

SHARE PURCHASE AGREEMENT

SNOWBOARD DACHSTEIN TAUERN GMBH

BLUE TOMATO GRAZ HANDEL-GMBH

concluded by and between

Gerfried Schuller

born on 12 June 1967

Vorberg 568

A-8972 Ramsau

Austria

and

Alexander Zezula

born on 11 January 1974

Amundsengasse 11

A-8010 Graz

Austria

as Sellers

on the one hand

and

Eff zwanzig Beteiligungsverwaltung GmbH

FN 371584y

Porzellangasse 51

A-1090 Vienna

Austria

as Purchaser

on the other hand

on this 18 June 2012

as follows:

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS

AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

THIS SALE AND PURCHASE AGREEMENT is made today

BETWEEN:

(1)	Gerfried Schuller, born on 12 June 1967, Vorberg 568, A-8972 Ramsau, Austria (the “Seller 1”);

(2)	Alexander Zezula, born on 11 January 1974, Amundsengasse 11, A-8010 Graz, Austria (the “Seller 2”);

(Seller 1 and Seller 2 are collectively referred to as the “Sellers” and each of them also as a “Seller”)

on the one hand; and

(3)	Eff zwanzig Beteiligungsverwaltung GmbH, a limited liability company incorporated under the laws of Austria, with its corporate seat in Vienna, Austria, and the business address Porzellangasse 51, A-1090 Vienna, Austria, registered with the commercial register of the Commercial Court Vienna under FN 371584 y (the “Purchaser”)

on the other hand.

WHEREAS:

(A)	Snowboard Dachstein Tauern GmbH (the “Target Company 1”) is a limited liability company incorporated under the laws of Austria, registered with the companies’ register of Leoben under FN 80499 g, and having its registered office at Hochstraße 628, A-8970 Schladming, Austria. Target Company 1’s total share capital amounts to EUR 36,336.42 (thirty-six thousand three-hundred thirty-six Euros point forty-two), which is fully paid in.

(B)	Seller 1 owns a shareholding in Target Company 1 that corresponds to a share capital in the amount of EUR 32,702.78 (thirty-two thousand seven hundred two Euros point seventy-eight), representing approx. 90 % of Target Company 1’s total share capital. The share capital of Seller 1’s shareholding in Target Company 1 is fully paid in.

(C)	Seller 2 owns a shareholding in Target Company 1 that corresponds to a share capital in the amount of EUR 3,633.64 (three thousand six hundred thirty-three Euros point sixty-four), representing approx. 10 % of Target Company 1’s total share capital. The share capital of Seller 2’s shareholding in Target Company 1 is fully paid in.

(D)	The shareholdings in Target Company 1 are therefore as follows:

Shareholder	Shareholding (in EUR)	Percentage (%)
Seller 1	32,702.78	~90%
Seller 2	3,633.64	~10%
Total	36,336.42	100%

(E)

Blue Tomato Graz Handel-GmbH (the “Target Company 2”; Target Company 1 and Target Company 2 are collectively referred to as the “Target Companies” and each of them also as a “Target Company”) is a limited liability company incorporated under the laws of Austria, registered with the companies’ register of Graz under FN 280746 m, and having its registered

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

office at Murgasse 11/Neutorgasse 1, A-8010 Graz, Austria. Target Company 2’s total share capital amounts to EUR 100,000.00 (hundred thousand Euros), which is fully paid in.

(F)	Target Company 1 owns a shareholding in Target Company 2 that corresponds to a share capital in the amount of EUR 69,000.00 (sixty-nine thousand Euros), which is fully paid in, representing 69 % of Target Company 2’s total share capital (the “Indirect Share”).

Seller 2 owns a shareholding in Target Company 2 that corresponds to a share capital in the amount of EUR 31,000.00 (thirty-one thousand Euros), representing 31 % of Target Company 2’s total share capital (the “Share 3”). The share capital of Share 3 is fully paid in.

(G)	The shareholdings in Target Company 2 are therefore as follows:

Shareholder	Shareholding (in EUR)	Percentage (%)
Target Company 1	69,000.00	69%
Seller 2	31,000.00	31%

Total	100,000.00	100%

(H)	It is intended to restructure the Target Companies in a way such that Target Company 1 and Target Company 2 will merge pursuant to Sec. 96 GmbHG (Verschmelzung), whereas Target Company 2 shall be the company transferring all of its assets and liabilities (übertragende Gesellschaft) and Target Company 1 shall be the company assuming Target Company 2 including its respective assets and liabilities (aufnehmende Gesellschaft), thereby utilizing the benefits of the Austrian Umgründungssteuergesetz (the “Merger”). The Parties contemplate that Seller 2 will, prior to the Merger, and as a condition to Closing, contribute Share 3 to Target Company 1 (the “Contribution”). After implementation of the Contribution and/or the Merger (meaning registration of the Merger in the Austrian companies register (Firmenbuch)), Target Company 2 shall have ceased to exist.

(I)	Following the Contribution, Seller 1 shall hold a share in Target Company 1 that corresponds to a share capital in the amount of EUR 32,375.75 (thirty-two thousand three hundred seventy-five point seventy-five Euros), representing approx. 89.1 % of Target Company 1’s total share capital (the “Share 1”) and Seller 2 shall hold a share in Target Company 1 that corresponds to a share capital in the amount of EUR 3,960.67 (three thousand nine hundred sixty point sixty-seven Euros), representing approx. 10.9 % of Target Company 1’s total share capital (the “Share 2”; Share 1 and Share 2 are referred to collectively as the “Shares”, and the “Share” means each of them, as the case may be).

The shareholdings in Target Company 1 will therefore be as follows:

Shareholder	Shares	Shareholding (in EUR)	Percentage (%)
Seller 1	Share 1	32,375.75	approx. 89.1%
Seller 2	Share 2	3,960.67	approx. 10.9%

Total		36,336.42	100%

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(J)	The Sellers have agreed to sell and transfer and the Purchaser has agreed to purchase and assume the Shares on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.	SALE AND TRANSFER

Subject to and in accordance with the terms of this Agreement, each Seller herewith sells and transfers its full ownership in its Share, in each case including the right to receive all dividends and distributions paid and/or declared after the Reference Date to the Purchaser as from the Reference Date, and the Purchaser herewith purchases and assumes full ownership in each Share as from the Closing Date free and clear of any Encumbrances and together with all rights and obligations attached to them as at the Closing Date or subsequently becoming attached to them. Attached as Schedule 1 are resolutions by the shareholders’ meeting of Target Company 1 approving the sale and transfer of the Shares hereunder and the shareholders’ meeting of Target Company 2 approving the Contribution in accordance with the articles of association of Target Company 1 and Target Company 2, respectively.

2.	PURCHASE PRICE

2.1	The purchase price for the transactions hereunder shall be EUR 59,500,000 (in words: Euro fifty-nine million five hundred thousand) (the “Cash/Debt-Free Price”) on the basis that the Target Companies are (i) cash free and debt free; and (ii) have a consolidated Net Working Capital in the amount of at least EUR 5,000,000 (in words: Euro five million) (the “Target Net Working Capital”) as of the Reference Date. Accordingly, the purchase price for the Shares shall be equal to:

(a)	the Cash/Debt-Free Price;

(b)	plus the amount of Net Financial Debt as of the Reference Date calculated on the basis of the KPMG Accounts (the “KPMG Net Financial Debt”), if such amount is a positive figure (i.e., if the cash positions exceed the debt positions); or minus the absolute figure of the amount of Net Financial Debt as of the Reference Date calculated on the basis of the KPMG Accounts, if such amount is a negative amount (i.e. if the debt positions exceed the cash positions);

(c)	plus or minus, as the case may be, any EBITDA adjustment made pursuant to clause 2.4(c), but made on the basis of a comparison of the EBITDA resulting from the KPMG Accounts (the “KPMG EBITDA”) and not on the basis of the Final EBITDA compared to the Estimated EBITDA and not compared to the KPMG EBITDA (the Cash/Debt-Free Price plus the KPMG Net Financial Debt plus or minus, as the case may be, the EBITDA adjustment pursuant to this sub-clause, if any, being defined as the “Provisional Purchase Price”);

(d)	plus or minus, as the case may be, the amount by which the Net Working Capital calculated on the basis of the KPMG Accounts (the “KPMG Net Working Capital”) surpasses or falls short of the Target Net Working Capital; and

(e)	adjusted upwards or downwards, as the case may be, in accordance with Clause 2.4(a) and/or 2.4(b) and/or 2.4(c) (the Provisional Purchase Price as adjusted under this Clause 2.1(c) the “Purchase Price”); plus

(f)	any Earn-Out Payment in accordance with Clause 3, which shall, for the avoidance of doubt, also constitute a part of the purchase price.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

2.2	The Provisional Purchase Price and the Purchase Price and the Earn-Out Payment shall be allocated as follows:

Share	Percentage
Share 1	89.09999% (eighty-nine point zero nine nine nine nine percent)
Share 2	10.90001% (ten point nine zero zero zero one percent)
Total	100% (hundred percent)

2.3	All financial terms used in this Clause 2 are defined in Schedule 2.3 and in Schedule 20.1. For clarification purposes, Schedule 2.3 also contains an example of the determination and calculation of the Net Working Capital and the Net Financial Debt as of 30 April 2012.

2.4	Once the Final Financial Statement becomes final and binding pursuant to Clauses 2.6 and 2.7 below, the following adjustments shall be made to the Provisional Purchase Price (the “Purchase Price Adjustments”) in order to determine the Purchase Price:

(a)	If the amount of the Final Net Financial Debt is higher than the amount of the KPMG Net Financial Debt, then the Provisional Purchase Price shall be subject to an upward adjustment of an amount equal to the difference between the amount of the Final Net Financial Debt and the amount of the KPMG Net Financial Debt.

If the amount of the Final Net Financial Debt is lower than the amount of the KPMG Net Financial Debt, then the Provisional Purchase Price shall be subject to a downward adjustment of an amount equal to the difference between the amount of the Final Net Financial Debt and the amount of the KPMG Net Financial Debt.

No adjustment with respect to the Provisional Purchase Price shall be made if the Final Net Financial Debt is equal to the KPMG Net Financial Debt.

(b)	If the amount of the Final Net Working Capital is higher than the amount of the KPMG Net Working Capital, then the Provisional Purchase Price shall be subject to an upward adjustment for an amount equal to the difference between the amount of the Final Net Working Capital and the amount of the KPMG Net Working Capital.

If the amount of the Final Net Working Capital is lower than the amount of the KPMG Net Working Capital, then the Provisional Purchase Price shall be subject to a downward adjustment equal to the difference between the amount of the Final Net Working Capital and the amount of the KPMG Net Working Capital.

No adjustment with respect to the Provisional Purchase Price shall be made if the Final Net Working Capital is equal to the Target Net Working Capital.

(c)	EBITDA adjustment:

i.	If the Final EBITDA is higher or lower than the KPMG EBITDA but not higher or lower, as the case may be, than the sum of the KPMG EBITDA plus (or minus, as the case may be) EUR 500,000 (in words: Euro five hundred thousand), then there shall not be any adjustment under this sub-clause.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ii.	If the Final EBITDA is higher than the sum of the KPMG EBITDA plus EUR 500,000 (in words: Euro five hundred thousand) then there shall be an upward adjustment as follows: difference between Final EBITDA and KPMG EBITDA times 7.79 (seven point seventy nine).

iii.	If the Final EBITDA is lower than the KPMG EBITDA minus EUR 500,000 (in words: Euro five hundred thousand) but not lower than the KPMG EBITDA minus EUR 706,000 (in words: Euro seven hundred six thousand) then there shall be a downward adjustment as follows: the difference between the KPMG EBITDA and the Final EBITDA times 7.79 (seven point seventy nine).

iv.	If the Final EBITDA is lower than the KPMG EBITDA minus EUR 706,000 (in words: Euro seven hundred six thousand), then there shall be a downward adjustment in the following amount: EUR 5,499,740 (in words: Euro five million four hundred ninety-nine thousand seven hundred forty) plus the difference between (i) the KPMG EBITDA reduced by EUR 706,000 (in words: Euro seven hundred six thousand) and (ii) the Final EBITDA times 11.10 (eleven point ten).

(d)	In no event shall be the total downward adjustment resulting from the above adjustment mechanisms be higher than the Provisional Purchase Price.

2.5	For the avoidance of doubt, any item reflected in the Final Net Financial Debt or the Estimated Net Financial Debt on the one hand does not count for purposes of determining the Final Net Working Capital or the Target Net Working Capital on the other hand and vice versa.

2.6	Final Financial Statement

(a)	The Purchaser shall procure that the consolidated annual accounts (Konzernabschluss) based on the annual accounts (Jahresabschluss) of the Target Companies for the 12 (twelve) months period ending on 30 April 2012 (which are also audited in the case of Target Company 1) shall be audited (freiwillige Prüfung) in accordance with Austrian GAAP, including on whether to include and how to value items in the annual accounts, as applied consistently for the previous 2 (two) accounting years of the Target Companies, by KPMG Wirtschaftsprüfungs AG, Austria, shall bear the costs of such audit and, once such audit is complete, be delivered to the Sellers without undue delay. For the avoidance of doubt, Austrian GAAP shall prevail over the continuance of past practice. The Purchaser shall procure that the audit of the consolidated annual accounts (Konzernabschluss) of the Target Companies by KPMG Wirtschaftsprüfungs AG, Austria is completed as soon as possible after the Signing Date. The date of the completion of the audit of the consolidated annual accounts shall be referred to as the “Account Approval Date”.

(b)

Within 5 (five) Business Days from the Account Approval Date, at the latest, the Purchaser shall prepare and deliver to the Sellers a statement setting forth, as of the Reference Date, the final determination made by the Purchaser of (A) the Final Net Financial Debt, (B) the Final Net Working Capital, (C) the Final EBITDA, including all bookkeeping and accounting records (such as, but not limited to, the list of any audit recommended adjustments that are not reflected in the audited consolidated and unconsolidated annual accounts, and the working papers of the aforementioned audit firm prepared in connection with the aforementioned audit (the “Working Papers”)) (together the “Final Financial Statement”). Each of the Final Net Financial Debt, the Final Net Working Capital, the Final EBITDA and the Final Financial Statement shall be prepared and calculated in the following order: (i) in accordance with the criteria, determinations and rules set out in this Agreement; (ii) in accordance with Austrian

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

GAAP; and (iii) in accordance with past accounting practice, as applied consistently for the previous 2 (two) accounting years of the Target Companies.

(c)	If no Notice of Objection (as defined in Clause 2.7(a)) is delivered by the Receiving Party (as defined below) to the Sending Party (as defined below) within the term set out in Clause 2.7(a), the determination of the Purchase Price Adjustments set forth in the Final Financial Statement shall be final and binding upon the Parties.

(d)	If within 5 (five) Business Days from the Account Approval Date, the Purchaser has not prepared and delivered to the Sellers the Final Financial Statement, then the Sellers shall have a period of 30 (thirty) Business Days thereafter to prepare and deliver to the Purchaser a Final Financial Statement and in such event the procedure set forth in Clauses 2.6 and 2.7 shall apply mutatis mutandis.

(e)	If neither the Sellers nor the Purchaser prepare the Final Financial Statement within the time limits defined herein following the Account Approval Date, the Final Financial Statement shall be prepared by the Expert applying the procedure described in Clauses 2.7(c) and 2.7(d) mutatis mutandis it being understood that each Party shall have the right to instruct the Expert to proceed as provided in this Clause.

2.7	Notice of Objection

(a)	If the Party receiving the Final Financial Statement (the “Receiving Party”) intends to object to the determination and/or calculation of the Final Net Financial Debt and/or the Final Net Working Capital as determined under the Final Financial Statement delivered by the other Party (the “Sending Party”) and, consequently, to the Purchase Price Adjustments and the Purchase Price, the Receiving Party shall, no later than 30 (thirty) Business Days from the receipt of the Final Financial Statement, deliver to the Sending Party a written notice of objection setting out the reasons for the Receiving Party’s objections and, in particular, specifying the items which the Receiving Party disputes and the variation, specifying the amounts, with adequate explanations which, in the Receiving Party’s opinion, should be made to the Final Financial Statement (the “Notice of Objection”). Each Party shall (and shall procure that the Target Companies, as well as their and the Target Companies’ employees, officers and advisers shall) cooperate with each Party in good faith and shall provide each Party with all the explanations and clarifications reasonably requested in connection with the review of the Final Financial Statement.

(b)	If the Receiving Party delivers the Notice of Objection within (and not later than) the term specified in Clause 2.7(a) above, the Parties shall negotiate in good faith to resolve any disagreement. If the Parties are unable to reach an amicable settlement within 20 (twenty) Business Days from the Sending Party’s receipt of the Notice of Objection, any such disagreement between the Parties shall be submitted by either Party to the Expert as an exclusive remedy.

(c)

For the purposes of the Expert’s determination pursuant to this paragraph, the Expert shall not be bound by any determinations, statements or valuations included in the annual accounts of the Target Companies (whether approved or not approved, audited or unaudited) and shall apply in the following order: (i) the criteria, determinations and rules set out in this Agreement, (ii) Austrian GAAP including on whether to include and how to value items on a consistent basis for the last 2 (two) business years of the Target Companies. For its determination, the Expert shall take into account also all such facts and circumstances that have occurred on or prior to the Reference Date but have become known only after the Reference Date. The Expert shall calculate and determine only the items of the Final Net Financial Debt and/or the Final Net Working Capital, which are being disputed by the Parties, excluding the recalculation

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

of any items that have been agreed on by the Parties, and consequently recalculate the Final Net Financial Debt and/or the Final Net Working Capital; and calculate the Purchase Price Adjustments and the Purchase Price on the basis thereof. For the avoidance of doubt the Experts’ determination of any amount in dispute shall be within the amounts set by the Final Financial Statement delivered by the Sending Party and the Notice of Objection delivered by the Receiving Party. The Parties shall be entitled to present written and/or oral arguments to the Expert within a reasonable timeframe (provided that the other Party shall receive a copy of such written arguments or be present at such oral arguments). The Expert shall, within 30 (thirty) Business Days from the date of its appointment, render its determination in writing to the Parties, which may include, for the avoidance of doubt, a deviation from the underlying annual accounts referred to in Clause 2.6(a) even though they may have already been approved (festgestellt).

(d)	The Parties agree that the Expert’s determinations pursuant to Clause 2.7 shall be final and binding upon the Parties and shall not be subject to any further challenge by the Parties, except in the event of a manifest error (in which case the relevant part of the Expert’s determination shall be void and the matter be remitted to the Expert for correction). § 1056 second sentence of the Austrian Civil Code (ABGB) shall be excluded for purposes of this Agreement. The fees, costs and expenses of the Expert shall be divided 50/50 between the Sellers on the one hand and the Purchaser on the other hand.

2.8	The reference date for the Final Financial Statement shall be 30 April 2012 (the “Reference Date”).

2.9	Payments

(a)	Provisional Purchase Price

Subject to Clause 2.9(c), the Provisional Purchase Price shall be paid at Closing in accordance with Clause 2.1 and Clause 6.2(e), free and clear of any cost, commission or other deduction.

(b)	Purchase Price Adjustments

Subject to Clause 2.9(c), any Purchase Price Adjustments shall be paid by the Purchaser to the Sellers or by the Sellers to the Purchaser, as the case may be, within 5 (five) Business Days from the date on which the Purchase Price has been determined and become binding among the Parties pursuant to Clauses 2.6 or 2.7 of this Agreement. Any payment to be made in accordance with this Clause shall include interest calculated from the Closing Date to the date of payment at a rate of 1 (one) percent per annum above the base rate from time to time of the European Central Bank.

(c)	Accelerated Payment Procedure

If the Parties agree prior to the Closing Date on the Final Financial Statement, then instead of the Provisional Purchase Price the Purchase Price shall be paid at Closing. In this event no further Purchase Price Adjustments shall be payable.

2.10

If the Purchaser fails to fulfil its payment obligations according to Clause 2.1 and Clause 6.2(e) in respect of either the Provisional Purchase Price or, if the Parties agree prior to the Closing Date on the Final Financial Statement pursuant to Clause 2.9(c), the Purchase Price, then the Sellers, notwithstanding any other legal remedy they may have, shall have the right, but shall not be obliged, to terminate this Agreement by written notice of termination

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

within no more than 10 (ten) Business Days after expiration of a grace period of 10 (ten) Business Days (starting upon receipt by the Purchaser of a written grace period notice), during which the Purchaser may fulfil such payment obligations. Any purported termination by the Sellers shall be deemed void and shall not have any effect if, at the time of the expiration of the grace period, the Purchaser has fulfilled such payment obligations.

3.	EARN-OUT

3.1	The following definitions shall apply to this Clause:

(a)	“EBITDA 2014/15 for First Incentive Payment” has the meaning as set out in Schedule 3.1(a);

(b)	“EBITDA 2014/15 for Second Incentive Payment” has the meaning as set out in Schedule 3.1(b);

(c)	“Aggregate Sales” shall mean the net sales of the Target Companies as recognized in the accounts upon the customer’s purchase at retail store locations (including online orders made at retail store locations) and delivery of merchandise;

(d)	“Profit Contribution Margin” shall mean, with respect to a particular new Incremental Store, the profit margin of such Incremental Store based on stand-alone store profit & loss as defined and calculated in accordance with Schedule 3.1(d).

3.2	In addition to the Provisional Purchase Price and any Purchase Price Adjustments, the Purchaser shall pay to the Sellers an earn-out payment comprising, if any, a First Incentive Payment, a Second Incentive Payment and a Third Incentive Payment (collectively, the “Earn-Out Payment”), subject to the terms and conditions and as further specified in this Clause below.

3.3	The “First Incentive Payment” shall be made as set out below:

(a)	In the event that the EBITDA 2014/15 for the First Incentive Payment falls short of EUR *** (in words: Euro ***) (the “Base EBITDA Floor”), no First Incentive Payment shall be made.

(b)	In the event that the EBITDA 2014/15 for the First Incentive Payment equals the Base EBITDA Floor, the amount of the First Incentive Payment shall be EUR 3,025,000 (in words: Euro three million twenty five thousand).

(c)	In the event that the EBITDA 2014/15 for the First Incentive Payment equals or exceeds EUR *** (in words: Euro ***) (the “Base EBITDA Target”), the amount of the First Incentive Payment shall be EUR 12,100,000 (in words: Euro twelve million one hundred thousand).

(d)	In the event that the EBITDA 2014/15 for the First Incentive Payment exceeds the Base EBITDA Floor but falls short of the Base EBITDA Target, the amount of the First Incentive Payment shall scale on a linear basis starting at EUR 3,025,000 (in words: Euro three million twenty five thousand) and ending at EUR 12,100,000 (in words: Euro twelve million one hundred thousand). By way of example, if an EBITDA 2014/15 for First Incentive Payment in the amount of EUR *** (in words: Euro ***) is achieved, the amount of the First Incentive Payment shall be EUR

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

5,405,930 (in words: Euro five million four hundred five thousand nine hundred thirty).

3.4	The “Second Incentive Payment” shall be made as set out below:

(a)	In the event that the EBITDA 2014/15 for the Second Incentive Payment falls short of the Base EBITDA Target, no Second Incentive Payment shall be made.

(b)	In the event that the EBITDA 2014/15 for the Second Incentive Payment equals the Base EBITDA Target, the amount of the Second Incentive Payment shall be EUR 1 (in words: Euro one).

(c)	In the event that the EBITDA 2014/15 for the Second Incentive Payment equals or exceeds EUR *** (in words: Euro ***) (the “Incremental EBITDA Target”), the amount of the Second Incentive Payment shall be EUR 4,000,000 (in words: Euro four million).

(d)	In the event that the EBITDA 2014/15 for the Second Incentive Payment exceeds the Base EBITDA Target but falls short of the Incremental EBITDA Target, the amount of the Second Incentive Payment shall scale on a linear basis starting at EUR 1 (in words: Euro one) and ending at EUR 4,000,000. By way of example, if an EBITDA 2014/15 for Second Incentive Payment in the amount of EUR *** (in words: Euro ***) is achieved, the amount of the Second Incentive Payment shall be EUR 2,646,771 (in words: Euro two million six hundred forty six thousand seven hundred seventy one).

3.5	Should the Purchase Price be reduced due to an EBITDA adjustment pursuant to Clause 2.1(c) in connection with Clause 2.4(c) (and not taking into consideration other adjustment of the Purchase Price, if any) (the “Purchase Price Reduction”) the Base EBITDA Floor, the Base EBITDA Target and the Incremental EBITDA Target shall be reduced proportionally to the Purchase Price Reduction. Should the Purchase Price be increased due to an EBITDA adjustment pursuant to Clause 2.1(c) in connection with Clause 2.4(c) (and not taking into consideration other adjustment of the Purchase Price, if any) (the “Purchase Price Increase”) the Base EBITDA Floor, the Base EBITDA Target and the Incremental EBITDA Target shall be increased proportionally to the Purchase Price Increase.

3.6	In the event that the Incremental European Store Metrics (as defined below) are met, a “Third Incentive Payment” in the amount of EUR 6,000,000 (in words: Euro six million) shall be made. The “Incremental European Store Metrics” are met if cumulatively:

(a)	by 30 April 2015 the Target Companies have opened *** new stores foreseen in the Business Plan as attached as Schedule 3.6(a), and the aggregate capital expenditure for such stores is no greater than EUR *** (in words: Euro ***) (unless the Purchaser has approved of a higher capital expenditure);

(b)	by 30 April 2015 the Target Companies have opened, in addition to the *** new stores referenced in Clause 3.5(a) above, at least *** further new stores (each individually an “Incremental Store” and together the “Incremental Stores”);

(c)	the Incremental Stores have Aggregate Sales of at least EUR *** (in words: Euro ***) during the twelve month period ending on 30 April 2015;

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(d)	the Incremental Stores have a Profit Contribution Margin of at least *** on average (i.e. the Profit Contribution Margin of all Incremental Stores together equals at least EUR *** (in words: Euro ***); and

(e)	the average capital expenditure for Incremental Stores that are Street Locations does not exceed EUR *** (in words: Euro ***) per square meter and the average capital expenditure for Incremental Stores that are Mall Stores does not exceed EUR *** (in words: Euro ***) per square meter (except if the Purchaser approves of a deviation of such capital expenditure); upon the written consent by the Purchaser (not to be unreasonably withheld), the Sellers shall have the right to determine whether and to which extent the Target Companies open Street Locations and/or Mall Stores; to the extent the average capital expenditure for Incremental Stores that are Street Locations is lower than EUR *** (in words: Euro ***) per square meter the “Saving” (defined as the difference of EUR *** (in words: Euro ***) and actual lower capital expenditure per square meter multiplied by store surface of Incremental Stores that are Street Locations) shall upon the written consent by the Purchaser (not to be unreasonably withheld) be available for increasing the EUR *** (in words: Euro ***) cap for Mall Stores set forth above as follows: the Saving divided by store surface of Incremental Stores that are Mall Stores.

3.7	With respect to the calculation of the Incremental European Store Metrics, for Incremental Stores that have been in operation for at least twelve 12 (twelve) months by 30 April 2015, then the actual Aggregate Sales and actual Profit Contribution Margin for such stores for the 12-Months Period shall be utilized. For Incremental Stores that have not been in operation for at least 12 (twelve) months by 30 April 2015 (the “Latest Incremental Stores”), the Aggregate Sales and Profit Contribution Margin shall be determined for the 12-Months Period by utilizing a pro forma extrapolation of Aggregate Sales and Profit Contribution Margin based on actual results starting on the first day of the month following the opening of such Latest Incremental Stores until 30 April 2015 (the “Pro Forma Extrapolation”). In the event that the Pro Forma Extrapolation for the Latest Incremental Store results in an average Profit Contribution Margin for all Incremental Stores of less than *** percent (*** %), then the Sellers may elect to re-calculate the average Profit Contribution Margin for the Latest Incremental Stores by utilizing actual results of the Latest Incremental Stores for the first 12 (twelve) months of operation of the Latest Incremental Stores starting on the first day of the month following the opening of such Latest Incremental Stores, provided, that if Sellers make this election then the Aggregate Sales for the Latest Incremental Stores will also be determined by utilizing the actual results for the first 12 (twelve) months of operation starting on the first day of the month following the opening of such Latest Incremental Stores (rather than the Pro Forma Extrapolation calculation for Aggregate Sales). Similarly, in the event that the Pro Forma Extrapolation of Aggregate Sales for the Incremental Stores results in a calculation of Aggregate Sales of less than EUR *** (in words: Euro ***), then the Sellers may elect to re-calculate the Aggregate Sales for the Incremental Stores by utilizing actual results for the first 12 (twelve) months of operation for the Latest Incremental Stores starting on the first day of the month following the opening of such Latest Incremental Stores, provided, that if Sellers make this election then the average Profit Contribution Margin calculation for the Incremental Stores will also be determined by utilizing the actual results for the first 12 (twelve) months of operation starting on the first day of the month following the opening of such Latest Incremental Stores (rather than the Pro Forma Extrapolation calculation for the average Profit Contribution Margin) for the Latest Incremental Stores.

3.8	With regard to the calculation of the EBITDA 2014/15 for the First Incentive Payment the Sellers shall have the right to determine which of the Target Companies’ new stores shall be

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

taken into consideration so long as the capital expenditure provisions set forth in Clauses 3.6(a) and 3.6(e) and applied mutatis mutandis for the *** new stores are fulfilled (unless the Purchaser has otherwise approved of a deviation of such capital expenditure). For the avoidance of doubt, those of the Target Companies’ new stores that are taken into consideration for the calculation of the EBITDA 2014/15 for the First Incentive Payment are in accordance with the Sellers’ determination shall not be taken into consideration for purposes of calculating the Incremental European Store Metric for the Third Incentive Payment.

3.9	Any businesses, assets or Subsidiaries acquired by the Target Companies by way of mergers or acquisitions (including by way of share deals and assets deals), if any, are to be taken into considerations for purposes of the calculation of the EBITDA 2014/15 for the First Incentive Payment and/or the EBITDA 2014/15 for the Second Incentive Payment and the Incremental European Store Metric for the Third Incentive Payment.

3.10	Any stores acquired by the Target Companies by way of mergers or acquisitions (including by way of share deals or asset deals) (as opposed to newly opened stores) will be included in the calculation for the Incremental European Store Metric for the Third Incentive Payment, provided:

(a)	the Purchaser has agreed to the acquisition (such agreement not to be unreasonably withheld); or

(b)	the capital expenditure to purchase such acquired stores (the “Acquisition Costs”) complies with the capital expenditure provisions set forth in Clause 3.6(e) and which shall be applied mutatis mutandis to the acquired stores and the Acquisition Costs.

3.11	If a Second Incentive Payment and/or a Third Incentive Payment is payable, in each case 50% (fifty percent) thereof shall be payable in the form of cash, whilst the other 50% (fifty percent) shall be payable in the form of common stock of Zumiez, Inc. (Nasdaq: ZUMZ US) (“Zumiez Stock”). For the calculation under this provision, the number of shares of Zumiez Stock to be awarded will be based on the Stock Ratio. The “Stock Ratio” shall be equal to the inverse of the closing per share price of Zumiez Stock on the Nasdaq Global Select Market on the Closing Date as converted from United States dollars to Euros using the currency exchange rate in effect on the Closing Date as determined by the currency converter of Oanda.com (on the basis of the median value stated on such website), whereas the Purchaser shall be deemed to be the person purchasing Euros rather than the Sellers being the person selling Euros. Accordingly, the number of shares of Zumiez Stock to be granted to the Sellers shall be determined as follows: The amount of the total Second Incentive Payment and/or Third Incentive Payment multiplied by 50% (fifty percent) multiplied by the Stock Ratio. The Purchaser agrees to take all necessary actions to reserve from the authorized and unissued shares of Zumiez Stock a sufficient number of shares to provide for the issuance of Zumiez Stock to the Sellers as contemplated and subject to the terms herein.

3.12	For the avoidance of doubt, the total Earn-Out Payment that may be made in cash shall in no event exceed the amount of EUR 17,100,000 (in words: Euro seventeen million one hundred thousand). Also, for the avoidance of doubt, the maximum amount of Zumiez Stock that can be awarded as part of the Second Incentive Payment and the Third Incentive Payment is the number of shares equal to EUR 5,000,000 (in words: Euro five million) multiplied by the Stock Ratio.

3.13	Within thirty (30) Business Days after the Purchaser has received from the management of the Target Companies (i) the audited annual accounts of the Target Companies for the 12-Months Period including also, for purposes of reference, the 12 (twelve) months period preceding the

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

12-Months Period (the “Annual Accounts 2014/15”) and (ii) the Pro Forma Extrapolation the Purchaser shall calculate on the basis of the Annual Accounts 2014/15 and the Pro Forma Extrapolation, the EBITDA 2014/15 for the First Incentive Payment and the EBITDA 2014/15 for the Second Incentive Payment, the Aggregate Sales, the average Profit Contribution Margin for the Incremental Stores and the amount of the Earn-Out Payment, if any, and including all information, working papers and calculation materials reasonably available in order to understand and verify the Purchaser’s calculations and determinations (the “Earn-Out Calculation”), and deliver the Earn-Out Calculation together with the Annual Accounts 2014/15, the Pro Forma Extrapolation to the Sellers.

3.14	Should, pursuant to the Earn-Out Calculation, the Sellers not qualify for the Third Incentive Payment, the Purchaser shall instruct the managing directors of the Target Companies to (and shall itself) repeat the process provided for in clause 3.13 as soon as the re-calculation of the Profit Contribution Margin and the Aggregate Sales is possible pursuant to clause 3.7 on the basis of actual results for the first 12 (twelve) months of operation of all of the Latest Incremental Stores. Once such process is completed the Purchaser shall deliver the Earn-Out Calculation together with the Annual Accounts 2014/15 and the actual results for the first 12 (twelve) months of operation of all of the Latest Incremental Stores to the Sellers.

3.15	If the Sellers have received the Earn-Out Calculation pursuant to Clause 3.13 and the Sellers qualify for the Third Incentive Payment thereunder: the Earn-Out Calculation shall be final and binding upon the Parties unless and to the extent the Sellers object in writing to the Purchaser within thirty (30) Business Days after delivery of the Earn-Out Calculation produced pursuant to Clause 3.13 (the “Earn-Out Calculation Objection”). If, within one (1) month after receipt of an Earn-Out Calculation Objection the Parties cannot settle their dispute, the Expert, at the request of one Party, which must be made within one (1) further week, shall decide on the issues disputed between the Parties. Clause 2.7(d) applies accordingly. The application to the Expert must finally specify the challenged positions in the Earn-Out Calculation and the Expert shall only review the specified positions. The Expert shall render its decision and notify it to the Parties within one (1) month after application is made. Items which are not challenged in the application can no longer be challenged by the Parties after the expiration of the deadline. The Earn-Out Calculation shall become final and binding to the extent it has been agreed between the Parties or determined by the Expert and delivered to the Parties in writing.

3.16	If the Sellers have received the Earn-Out Calculation pursuant to Clause 3.13 and the Sellers do not qualify for the Third Incentive Payment thereunder: the Earn-Out Calculation shall become final and binding upon the Parties as follows: as regards the First Incentive Payment and the Second Incentive Payment Clause 3.15 shall be applied first with respect to the First Incentive Payment and the Second Incentive Payment irrespective of the fact that the determination of the Third Incentive Payment has not been completed and, once the process provided for under Clause 3.13 has been completed, also to the Third Incentive Payment.

3.17	Each part of the Earn-Out Payment that has become final and binding according to Clauses 3.15 and 3.16, if any, shall be made to the Sellers’ bank accounts as specified in Schedule 3.17 within ten (10) Business Days after said part of the Earn-Out Calculation has become final and binding according to Clauses 3.15 and 3.16.

3.18	The Purchaser shall have the right to withhold and set off against any amount of Earn-Out Payment due to be paid pursuant to this Clause 3 the amount of (i) any Purchase Price Adjustments owed to it pursuant to Clause 2.4 and (ii) any liability for breaches of Sellers’ Warranties or indemnifications to which Purchaser may be entitled under this Agreement.

3.19	The Purchaser shall procure that the Target Companies are granted the opportunity to purchase any of

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

i.	the store brands (Eigenmarken) of Zumiez, Inc. and its Subsidiaries; and

ii.	products distributed by Zumiez, Inc. and its Subsidiaries outside of Europe;

subject to approval by Zumiez, Inc. (not to be unreasonably withheld), and at a price to be approved by Zumiez, Inc., which price may reflect a reasonable mark-up over the FOB price (Incoterms) at which Zumiez, Inc. and its Subsidiaries would acquire such store brands (Einkaufspreis).

3.20	The Purchaser shall use reasonable efforts (including by way of directions (Weisungen) to the management of the Target Companies) to support the management of the Target Companies in a way to promote the Target Companies’ business and will not prevent in bad faith the management from meeting all criteria required for the full Earn-Out Payment. The Sellers acknowledge that there is no assurance that the Sellers will receive any Earn-Out Payment and the Purchaser has not promised or projected any Earn-Out Payment.

3.21	The relevant Seller will irrevocably and fully forfeit any Earn-Out Payment if such Seller’s employment with the Target Companies pursuant to Clause 6.2(c) has been terminated (i) by the respective Seller other than for good cause (außer aus wichtigem Grund), good cause to be construed in accordance with Section 16a of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16a GmbHG); or (ii) by the relevant Target Company for good cause (aus wichtigem Grund), good cause to be construed in accordance with Section 16 para. 2 of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16 Abs 2 GmbHG), in each case with effect prior to 30 April 2015. If the Sellers elect to re-calculate the Profit Contribution Margin for the Latest Incremental Stores under Clause 3.7 by utilizing actual results of the Latest Incremental Stores for the first 12 (twelve) months of operation of such Latest Incremental Stores, (it being understood, for the avoidance of doubt, that in these circumstances sentence one of this sub-clause applies to the question whether or not the relevant Seller forfeits the First Incentive Payment and the Second Incentive Payment) the relevant Seller, in deviation from the preceding sentence, irrevocably and fully forfeits any Third Incentive Payment if such Seller’s employment with the Target Companies has been terminated (i) by the respective Seller other than for good cause (außer aus wichtigem Grund), good cause to be construed in accordance with Section 16a of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16a GmbHG); or (ii) by the relevant Target Company for good cause (aus wichtigem Grund), good cause to be construed in accordance with Section 16 para. 2 of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16 Abs 2 GmbHG), in each case with effect prior to the end of the first 12 (twelve) months of operation of the last of the Latest Incremental Stores.

3.22	For the avoidance of doubt, if a Seller’s employment with the Target Companies has been terminated (i) by the respective Seller for good cause (aus wichtigem Grund), good cause to be construed in accordance with Section 16a of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16a GmbHG); or (ii) by the relevant Target Company other than for good cause (außer aus wichtigem Grund), good cause to be construed in accordance with Section 16 para. 2 of the Austrian Limited Liability Companies Act (wichtiger Grund iSd § 16 Abs 2 GmbHG), the respective Seller shall be entitled to his portion of the Earn-Out Payment only if and to the extent that the criteria for the Earn-Out Payment are met.

3.23	The Sellers (in their capacity as managers of the Target Companies) shall be entitled to introduce and implement an incentive program for the (senior) management of the Target Companies up to an overall amount to be agreed between the Parties, with the goal to incentivize the management to meet the criteria for the Earn-Out Payment and/or further targets (to be determined by the Sellers and the Purchaser jointly).

4.	CONDITIONS TO CLOSING

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

4.1	Closing shall be conditional on the following conditions precedent (the “Conditions” and each a “Condition”) having been fulfilled or waived in accordance with this Agreement:

(a)	The KPMG Accounts have been prepared and delivered to the Sellers.

(b)	Target Company 1 has duly waived its call option over Share 3 and Seller 1 has duly waived his call option over Share 2, such waivers being subject to closing of the transactions hereunder.

(c)	The Parties have concluded an escrow agreement with the notary public Dr. Rudolf Kaindl which substantially corresponds to the draft escrow agreement attached hereto as Schedule 4.1(c) (the “Escrow Agreement”) concerning the deposit of a DVD containing all documents and materials made available to the Purchaser prior to the signing of this Agreement in a (virtual) data-room (the “Data Room”) accessible to the Purchaser.

(d)	Zumiez, Inc. has issued and delivered no later than on the third Business Day following the Signing Date, at 12.00 a.m., to the Sellers a letter of comfort which corresponds to the draft of the letter of comfort attached hereto as Schedule 4.1(d).

(e)	Seller 1 has waived in writing his right, if any, to increase the rent pursuant to section 12a of the Austrian Landlord and Tenant Act (MRG) with regard to the properties (i) A-8972 Schladming, Hochstraße 628, and (ii) A-8972 Schladming, Ritter-von Gersdorff Straße 528.

(f)	The Contribution has occurred.

4.2	Each Party shall apply commercially reasonable endeavours to procure that the Conditions shall occur as soon as possible after the Signing Date.

4.3	The Conditions referred to in Clauses 4.1(a), 4.1(b) and 4.1(e) may be waived in writing by the Purchaser. The Conditions referred to in Clause 4.1(d) may be waived in writing by the Sellers.

4.4	Each of the Sellers and the Purchaser shall notify the other Parties promptly, but in any case within 3 (three) Business Days, by written notice that any of the Conditions has been fulfilled or is deemed to be fulfilled. Sellers shall provide to the Purchaser 2 (two) Business Days prior to the Closing Date an update of Annex 12.1 of Schedule 8.1 (Material Agreements) reflecting the time period beginning on the Signing Date and ending 3 (three) Business Days prior to the Closing Date, excluding, however, open purchase orders.

4.5	The first Business Day in Vienna on or by which, prior to 4.00 p.m., the Conditions have been fulfilled (or waived in accordance with Clause 4.3) and such fulfilment or waiver, as the case may be, has been notified to all Parties shall be deemed to be the “Record Date”, provided that the Record Date shall in no event be earlier than 5 (five) Business Days after the Signing Date.

4.6	If the Conditions have not been satisfied (or waived in accordance with Clause 4.3, provided such Conditions may be waived pursuant to mandatory law) until and including the Longstop Date, each Party may terminate this Agreement (other than the Surviving Provisions) by written notice to all other Parties, provided however, that a Party materially violating its duties or obligations under Clause 4.2 may not terminate this Agreement pursuant to this Clause 4.6 on the basis of its own material violation.

4.7	Notwithstanding Clause 4.6, until the Closing, each Party shall be entitled to terminate this Agreement on a date prior to the Longstop Date by written notice to the other Party if, in the

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

terminating Party’s reasonable opinion, any Condition insofar as it is to be satisfied by the other Parties will not be capable of being satisfied prior to the Longstop Date or at all.

5.	PRE-CLOSING UNDERTAKINGS

5.1	During the period from the Signing Date until Closing, the Sellers shall procure that:

(a)	the businesses of the Target Companies are in all material respects conducted in the ordinary course and in accordance with past practice and the Target Companies preserve intact their present business organization in all material respects;

(b)	to the extent permitted by mandatory laws, any investments by the Target Companies exceeding EUR 100,000 (in words: Euro one hundred thousand) in the aggregate shall not be made without the Purchaser’s prior written consent;

(c)	the Target Companies maintain all material accounting records in the ordinary course in a manner consistent with past practice;

(d)	the Target Companies shall not dispose of the whole or a substantial part of their respective undertaking;

(e)	except for dividends by Target Company 2 to Target Company 1, the Target Companies shall not declare or make any dividends to direct or indirect shareholders nor declare or carry out any capital reduction unless explicitly provided for otherwise herein;

(f)	no share capital is issued or agreed to be issued or allotted by the Target Companies;

(g)	other than in the ordinary course, the Target Companies shall not, without the prior written consent by the Purchaser (not to be unreasonably withheld):

•	actively incur any liability (including any conditional, deferred or deferrable liabilities) exceeding EUR 50,000 (in words: Euro fifty thousand) in each case;

•	take out loans or credits or agree to assume liabilities for third parties in excess of EUR 50,000 (fifty thousand) in each case;

•	sell, transfer, lease or purchase any assets exceeding EUR 50,000 (in words: Euro fifty thousand);

•	waive or settle any liabilities totalling more than EUR 50,000 (in words: Euro fifty thousand);

(h)	The Target Companies shall not, without the Purchaser’s prior written consent (not to be unreasonably withheld):

•	pledge, encumber, assign, create any security interest or asset unless and to the extent required for the conduct of the business in the ordinary course;

•

make, with respect to any managers, employees or advisors any changes regarding salaries, remuneration or compensation or other contractual terms or pay any bonuses or other extraordinary compensation or make any severance payments or otherwise commit to make such payments or grant a loan to any such persons, unless provided otherwise by mandatory laws; provided however, that the Target Companies shall be entitled to (i) grant bonus payments to employees for the

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

business year 2011/2012 (as agreed before the Signing Date and disclosed in Annex 7.1 and Annex 7.11 to Schedule 8.1 up to an amount of EUR 25,000 (in words: Euro twenty-five thousand) and (ii) commit to new bonus plans or payments to senior management staff for the business year 2012/2013 in an amount of up to EUR 50,000 (in words: Euro fifty thousand) p.a.;

•

increase or reduce any share capital or issue or transfer shares or agree to take such actions or grant or sell any subscription rights, option rights or other rights to receive shares or otherwise agree to take such action;

•

enter into any partnership (including silent partnership) or sell or purchase a company, partnership or enterprise or enter into an obligation to do any of the foregoing, except in order to effectuate the acquisition of 100% (one hundred percent) of the interest in, or all assets of, Goodstuff GmbH Textileinzelhandel (HRB 136762) to the extent the aggregate exposure of the Target Companies agreed in the acquisition documentation does not exceed EUR 1,800,000 (in words: Euro one million eight hundred thousand);

•	start a new business line or open any branch offices or abandon any existing business lines or close any business establishments;

•	enter into any company-wide shop agreement (Betriebsvereinbarung), unless provided otherwise by mandatory laws;

•	engage in any real property transactions, specifically the purchase, encumbrance or sale of real properties or rights equivalent to real properties;

•	cancel, terminate or materially amend or modify any Material Agreement.

5.2	Clause 5.1 shall not apply (i) to the extent prohibited by mandatory law or (ii) if urgently required otherwise under the standard of a prudent businessman to avoid any material negative impact on the businesses of the Target Companies so that no prior written consent by the Purchaser can be obtained in time or (iii) in relation to the measures undertaken which are set out in the Business Plan (iv) or required for the fulfilment of the Conditions.

5.3	The Sellers shall use reasonable efforts to promote the Merger.

6.	CLOSING

6.1	Closing shall take place at the Vienna office of Eisenberger & Herzog Rechtsanwalts GmbH, Vienna office, at 11.00 am (Vienna time) on the later of (i) 01 July 2012, or (ii) the third Business Day after the Record Date or at such other time and place as agreed by the parties (the “Closing Date”).

6.2	At Closing, the following documents will be executed and actions taken in the following order:

(a)	all existing managing directors (Geschäftsführer) of the Target Companies other than Mr. Gerfried Schuller (as managing director of Target Company 1 and Target Company 2) shall resign or be revoked with effect as of the Closing Date;

(b)	all existing consultant agreements and managing director services agreements between a Seller on the one hand and any of the Target Companies on the other hand shall be terminated with effect as of the Closing Date at the latest, if such agreements are still in place on the Closing Date;

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(c)	The Target Company 1 and Seller 1 shall conclude a management agreement which corresponds to the draft attached hereto as Schedule 6.2(c)(i) and the Target Company 1 and Seller 2 shall conclude an employment agreement which corresponds to the draft of the employment agreement attached hereto as Schedule 6.2(c)(ii) and the shareholders’ meeting of Target Company 1 shall approve the conclusion of such agreements.

(d)	the Parties shall confirm to each other in writing that the Conditions have been fulfilled or waived, as the case may be, and all Closing actions set herein above have been duly performed (the “Closing Confirmation”).

(e)	the Provisional Purchase Price or the Purchase Price, as the case may be in accordance with Clauses 2.2 and 2.9 above, is transferred by the Purchaser to the Sellers by same day wire transfer to the Sellers’ accounts set out in Clause Schedule 3.17 apportioned as set out in Clause 2.2.

(f)	the Parties to this Agreement shall, after the Sellers’ banks have confirmed the receipt of the Provisional Purchase Price or the Purchase Price, as the case may be, by the Sellers, sign a closing memorandum and will thereby confirm that the Conditions have been fulfilled or waived and Closing has taken place.

6.3	Upon execution of the Closing Confirmation by all Parties and receipt of the entire Provisional Purchase Price or the Purchase Price, as the case may be, by the Sellers in accordance with Clauses 2.9(a) and 6.2(e), the Purchaser shall have assumed full ownership of each Share.

7.	POST-CLOSING UNDERTAKINGS

7.1	The Purchaser herewith undertakes:

(a)	to procure the filing of the managing director’s resignation or revocation under Clause 6.2(a) with the commercial register as of the Closing Date; and

(b)	to procure the filing of the newly appointed managing director(s) with the commercial register as of the Closing Date.

7.2	Corporate Governance

(a)	The Parties agree that from the Closing Date until the day as of which the Earn-Out Calculation has been delivered to the Purchaser pursuant to Clause 3.13 or 3.14, as the case may be (the “Earn-Out Period”), subject to applicable laws, Seller 1 and one or several persons nominated by the Purchaser at its sole discretion shall serve as managing director (Geschäftsführer) of the Target Companies.

(b)	The Purchaser shall procure that during the Earn-out Period Seller 1 shall not be recalled (abberufen) as managing director of the Target Companies save for a recall for good cause. The expression “for good cause” in this Clause shall be construed in accordance with Section 16 para. 2 of the Austrian Limited Liabilities Companies Act (wichtiger Grund iSd § 16 Abs 2 GmbHG).

7.3	Earn-Out Amendment due to European activities of Zumiez

If, during the Earn-Out Period, Zumiez, Inc. or any of its Affiliates (excluding the Target Companies) (directly nor indirectly) sets-up, operates or engages in any businesses engaged in any Competitive Activities (or holds, directly or indirectly (including through third parties) any interest in any such businesses or companies engaged in such businesses) in any jurisdictions referenced in the definition of Competitive Activities, (A) it will only do so in

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

compliance with Clause 3.19 and will procure that Zumiez, Inc. and any of its Affiliates will comply with Clause 3.19 as if they were bound by Clause 3.19 and (B) the Earn-Out Calculation shall be made, upon request of the Sellers after having, as if such businesses (or any part thereof as requested by the Sellers) had been operated by the Target Companies themselves, provided, however, that the foregoing shall not apply:

(i)	in relation to the operation of the Zumiez.com e-commerce website by Zumiez, Inc. provided that none of the merchandise sold over the Zumiez.com e-commerce website is distributed through an Europe-based subsidiary, branch or distribution facility of Zumiez, Inc.; or

(ii)	in relation to interests held by Zumiez, Inc. or its Affiliates purely for financial investment purposes without granting Zumiez, Inc. or its Affiliates, directly or indirectly, management functions or any material influence in such businesses or companies engaged in such business); or

(iii)	in relation to the opening of further stores in any jurisdiction referenced in the definition of Competitive Activities if:

•	the Target Companies have declined in writing to open such new stores although so requested in writing by the Purchaser; or

•	the Target Companies have effectively not opened such new stores within 12 (twelve) months starting from the written request by the Purchaser to open such new store;

in each case despite the Target Companies having sufficient financing and capital expenditure allowance to do so.

The Sellers shall be provided with all information reasonably available to Zumiez, Inc. or any of its Affiliates including the Target Companies in order for the Sellers to verify whether the Purchaser, Zumiez, Inc. and its Affiliates have complied with this Clause 7.3, in particular whether the Earn-Out Calculation has been made in compliance with this Clause 7.3.

7.4	Conduct of Tax Affairs

The Purchaser shall ensure that all tax affairs of the Target Companies relating to periods prior to Closing are dealt with in an expeditious manner.

The Purchaser shall procure, at the Sellers’ cost, that

(a)	the Sellers and their authorised agents are afforded such access (including taking copies) to the books, accounts and records of the Target Companies and such other assistance as they reasonably require to enable the Sellers to make or support a claim for Tax or to comply with their own Tax obligations; and

(b)	the Sellers are promptly sent a copy of any communication from any tax authority insofar as it relates to the Tax affairs of the Target Companies in relation to any period prior to Closing.

7.5	The Sellers shall use reasonable efforts to procure that Target Company 1 and Eric Herbarth have duly confirmed in a clean-up deed before a German notary public the transfer by Eric Herbarth to Target Company 1 of Target Company 1’s alleged shareholding in Lineupexplorers GmbH, it being understood that the Target Companies shall bear any notarial costs and fees in connection therewith.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

8.	SELLERS’ REMEDIES

8.1	Sellers’ Warranties: Each Seller represents and warrants (gewährleistet) to the Purchaser as at the Closing Date (or to such other point in time as explicitly provided for in Schedule 8.1) in the terms of the Sellers’ Warranties set out in Schedule 8.1.

8.2	Disclosure: The Parties agree that the fact that the Purchaser has conducted a due diligence review of the Target Companies or has obtained knowledge of any circumstances constituting a breach of a Sellers’ Warranty in any manner other than through a proper disclosure by the Sellers in this Agreement or through those of its Schedules (including Annexes, if applicable) which are relevant to the respective Sellers’ Warranty shall not exclude, limit or prejudice the rights of the Purchaser in any manner.

8.3	Financial limits: The liability of each Seller under or in respect of the Sellers’ Warranties shall be limited as follows:

(a)	any individual breach of the Sellers’ Warranties in respect of which the amount of the damages to which the Purchaser would otherwise be entitled is less than EUR 10,000 (in words: Euro ten thousand) shall be disregarded for all purposes;

(b)	the Purchaser shall be entitled to recover any damages in respect of any breach or breaches of the Sellers’ Warranties from the Seller being liable for such breach only if and to the extent that the aggregate amount of damages in respect of any breaches (not excluded by Clause 8.3(a)) in total exceeds the sum of EUR 250,000 (in words: Euro two hundred fifty thousand);

8.4	Irrespective of all other limitations under this Agreement, particularly under Clause 10.2, the maximum aggregate liability of the Sellers (i) being liable for a breach of the Sellers’ Warranties in respect of all and any of the Sellers’ Warranties and (ii) for the Sellers’ obligations to indemnify the Purchaser under Clauses 8.10 and 8.11 shall not exceed:

(a)	in relation to the Sellers’ Warranties given under section 1 (The Sellers) and section 2 (Target Companies) of Schedule 8.1 and in relation to the Sellers’ obligations to indemnify the Purchaser under Clauses 8.10 and 8.11: 100% (one hundred percent) of the Purchase Price; and

(b)	in relation to all other Sellers’ Warranties or other breaches of or in connection with this Agreement: 20% (twenty percent) of the Purchase Price.

For the avoidance of doubt, any payment made by the Sellers under any Sellers’ Warranty or indemnity shall count for the purposes of calculating the liability caps set out in sub-clauses (i) and (ii) of this Clause so that a payment having been made under sub-clause (i) shall also be fully taken into consideration when determining the maximum aggregate liability under sub-clause (ii) as if such payment had been made under the Sellers’ Warranties referred to in sub-clause (ii) and vice versa.

8.5

Time limits: With the exception of the Tax Warranties, the liability of each Seller in respect of the Sellers’ Warranties shall terminate 18 (eighteen) months following the Closing Date; the liability of the Sellers for the Tax Warranties shall terminate after 6 (six) months as of the Taxes (as prescribed by the relevant Tax authorities and constituting the breach of the Tax Warranties) becoming legally valid and binding (i.e. such Taxes no longer being subject to further ordinary or extraordinary legal remedies), but in any event not before 6 (six) months after expiry of the statute of limitations (Festsetzungs- und Bemessungsverjährung) as set out in the Austrian Fiscal Code (Bundesabgabenordnung) or as defined in any other comparable foreign fiscal code or legislation. The liability of the Sellers for the Sellers’ Warranties given under Clause 1 (The Sellers) and Clause 2 (Target Company 1) of Schedule 8.1 shall

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

terminate after 5 (five) years following the Closing Date. If the Purchaser becomes aware of any matter which constitutes a breach of the Sellers’ Warranties, the Purchaser must give notice to the Sellers as soon as reasonably practical under the circumstances after becoming aware of those facts and in any event 7 (seven) Business Days prior to the end of the period available to submit legal remedies in relation to such matter, failing which the Sellers shall be relieved from liability, to the extent it was caused by the failure of the Purchaser to give notice to the Sellers in accordance with the provisions of this Clause (Verzugsschaden).

8.6	No other warranties: The Purchaser acknowledges and agrees that:

(a)	the Sellers’ Warranties are the only representations, warranties or other assurances of any kind given by or on behalf of the Sellers and on which the Purchaser may rely when entering into this Agreement. In particular the Sellers shall not be liable for the future profitability of any Target Company (be it as provided for in the Business Plan or otherwise);

(b)	there shall be no implicit or implied representations and/or warranties in addition to the Sellers’ Warranties; and

(c)	except for the Sellers’ Warranties, no other statement, promise or forecast (including the portion of information or parts of documents provided in the Data Room, provided in the Business Plan or otherwise, containing a projection, estimate or plan on the financial or business performance or expectations of any member of the Target Companies) made by or on behalf of the Sellers, any of their Affiliates or the Target Companies may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this Agreement.

8.7	Exclusions: The Sellers shall not be liable in respect of any Sellers’ Warranty to the extent:

(a)	an appropriate specific provision is made, or the payment or discharge is specifically reflected, in the Final Financial Statement and is therefore reflected in the Purchase Price; or

(b)	it would not have arisen but for a change in legislation announced or enacted on or after the Closing Date (whether relating to taxation, the rate of taxation or otherwise) or any amendment to or the withdrawal after the Closing Date of any Tax rulings of the Austrian Tax authorities (whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part); or

(c)	it arises as a result of any change after Closing of the date to which any Target Company prepares its accounts or in the bases, methods or policies of accounting of any Target Company.

8.8	Recovery from third parties: The following Clause applies if:

(a)	the Sellers make a payment in respect of a Sellers’ Warranty to the Purchaser or a Target Company (the “Damages Payment”); and

(b)	at any time after the making of the Damages Payment, any Target Company or the Purchaser is otherwise compensated by actual payments of insurance or third parties (the “Third Party Sum”); and

(c)

the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment anyway (for the avoidance of doubt, any Damages Payment shall be reduced before being made to the extent of any compensation the Purchaser and/or

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

any Target Company has actually received or will without reasonable doubt receive); and

(d)	the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Purchaser to the extent provided herein for the loss or liability which gave rise to the Sellers’ Warranty in question (such excess being the “Excess Recovery”).

If this Clause applies, the Purchaser shall or shall procure that the relevant Target Company shall, without undue delay under the circumstances on receipt of the Third Party Sum by it (and in any event within 5 (five) Business Days) inform the Sellers accordingly and repay or procure that the relevant Target Company repays to the Sellers an amount equal to the Excess Recovery after deducting (in either case) all reasonable costs (excluding internal costs) incurred by the Purchaser or the relevant Target Company in recovering the Third Party Sum and any taxation payable by the Purchaser or the relevant Target Company by virtue of its receipt.

8.9	Insurance: Without prejudice to the Purchaser’s duty to mitigate any loss in respect of any breach of the Sellers’ Warranties, if in respect of any matter which would otherwise give rise to a claim arising from a breach of the Sellers’ Warranties, any Target Company is entitled to claim under any policy of insurance (or would have been so entitled had it maintained in force its insurance cover current at the Closing Date), the amount of insurance monies to which the relevant Target Company is or would have been entitled shall reduce the claim for a breach of the Sellers’ Warranties. Any such claim for a breach of the Seller’s Warranties shall exclude any increase in insurance premiums to be paid by a Target Company due to the matter giving rise to the claim under the respective insurance policy.

8.10	Tax indemnification: The Sellers shall indemnify the Purchaser and the Target Companies for the payment of any Taxes payable in respect to periods up to and including the Reference Date to the extent they have not been paid, not been accrued or are not reflected as liability in the Final Financial Statements.

8.11	Collective Agreements: Sellers shall indemnify the Purchaser and the Target Companies for any liabilities, costs and expenses incurred due to any of the Target Companies’ employment agreements not being in compliance with the provisions of the applicable collective bargaining agreement for the trade business (Kollektivvertrag für das Handelsgewerbe) regarding (i) the allowed maximum weekly work time of 38.5 (thirty eight point five) hours, (ii) applicable termination periods, (iii) overtime payment, and/or (iv) minimum wages.

8.12	Non-compliance: Sellers shall indemnify the Purchaser and the Target Companies for any liabilities, costs and expenses incurred due to or in connection with any of the matters or facts disclosed in Annex 16.1 to Schedule 8.1.

9.	THIRD PARTY CLAIMS

9.1	If the Purchaser becomes aware that any claim has been made against the Purchaser and/or a Target Company by a third party (including by Tax authorities) after Closing which may constitute a breach of the Sellers’ Warranties or for which the Purchaser may otherwise have recourse to any Seller in connection with this Agreement:

(a)	the Purchaser shall give notice of such claim to the Sellers without undue delay under the circumstances after becoming aware of those facts;

(b)

the Purchaser shall allow, and shall procure that the relevant Target Company allows, each Seller to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim, and

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

for such purpose the Purchaser shall give, and shall procure that the Target Companies provide, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as each Seller may reasonably request. The Sellers agree to keep all such information confidential and to use it only for the purpose of the claim in question;

(c)	no admission of liability shall be made and the third party claim shall not be compromised, disposed of or settled without the prior consent of the Sellers (not to be unreasonably withheld);

(d)	the Purchaser shall take or procure that the Target Companies shall take such action, at the Sellers’ cost, as the Sellers may reasonably request, taking legitimate business interests of the Target Companies into account, to avoid, dispute, resist, appeal, compromise or defend any claim and any adjudication in respect thereof. The Sellers shall have the right (if they wish and to the extent the Purchaser gives its prior consent, such consent not to be unreasonably withheld) to control any proceedings taken in connection with such action, and shall in any event be kept fully informed of any actual or proposed developments (including any meetings) and shall be provided with copies of all correspondence and documentation relating to such claim or action, and such other information, assistance and access to records and personnel as they reasonably require; and the Sellers shall keep all such information confidential and only to use it for the purpose of the claim in question; any investigation conducted pursuant to this Clause 9.1(d) shall be conducted in such manner so as not to interfere unreasonably with the operation of the respective businesses of the Target Companies; and

(e)	each Seller shall be entitled to request the Purchaser to appoint legal or Tax counsel nominated by the relevant Seller to act on behalf of the Target Companies and/or the Purchaser in defending such third party claim as instructed by the relevant Seller. The costs of such legal counsel are to be borne by the Seller nominating such counsel (or in case legal counsel is nominated by both Sellers pro rata to their share ratio in Target Company 1 as outlined in recital (D). For the avoidance of doubt: to the extent the costs of legal or tax counsel nominated by any of the (or both) Sellers under this Clause shall be reimbursed to the Target Companies such re-imbursement belongs to and shall be paid to the Sellers.

10.	REMEDIES; NO RIGHTS OF RESCISSION OR TERMINATION

10.1

In case of any breach of any Sellers’ Warranty, the Sellers shall, subject to the terms and limitations set out in this Agreement, indemnify the Purchaser, on a euro-per-euro basis from and against any damages, liabilities, penalties, expenses, assessments, judgements or deficiencies of any nature whatsoever adequately attributable to such breach, as well as reasonable attorney’s fees and expenses, but excluding loss of goodwill and purely reputational losses (the “Loss”), suffered or incurred by the Purchaser and/or any or all of the Target Companies as a result of such breach. However, with respect to any violation or breach of a Sellers’ Warranty, covenant, agreement or obligation of the Sellers under this Agreement, which has been notified by Purchaser to Sellers pursuant to this Clause 10.1, the Sellers shall have the right within a period of 25 (twenty five) Business Days from receipt of such notice of breach, to remedy, at their own cost and expense, the defect, violation or breach and take such actions as to put the relevant Target Company in such state as if no breach of the relevant Sellers’ Warranty had occurred to establish the situation which would have existed if the violation or breach had not occurred during the period until the date as of which the relevant Sellers’ Warranty was given. The Purchaser shall be entitled to claim consequential damages (Mangelfolgeschäden) and loss of profit (entgangener Gewinn). Any payments made by the Sellers hereunder shall be deemed reductions of the Purchase Price. The Sellers shall promptly

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

reimburse the Purchaser in cash for the Loss promptly after a Loss has been accepted by Sellers, an arbitration or friendly settlement has been reached between the Sellers and the Purchaser or an award pursuant to Clause 21.2 below has been passed against the Sellers. The Purchaser shall not be required to pursue any other remedy (whether statutory, contractual or other) before or prior to being entitled to indemnification by way of set-off or payment. For the avoidance of doubt, any liability of the Sellers under this Agreement shall not depend on intention or negligence by the Sellers, but should be independent of any fault by any of the Sellers (verschuldensunabhängig) instead.

10.2	The liability of the Sellers for a breach of a Sellers’ Warranty, indemnity and for all other obligations of the Sellers under this Agreement shall be joint and several (gesamtschuldnerisch), provided, however, that any such liability of Seller 2 shall be limited to an amount equal to 10.9% (ten point nine percent) of the Purchase Price except for a breach by Seller 2 of the Sellers’ Warranty set out in Clause 1.2 of Schedule 8.1 which shall be limited to 100% (hundred percent) of the Purchase Price.

10.3	As a general principle to this Agreement, the Purchaser shall not be entitled to recover more than once in respect of the same Loss suffered, in particular in case of a breach of the Sellers’ Warranties the Purchaser may claim such breach only once even though the facts may constitute 2 (two) or more breaches of the Sellers’ Warranties (no double dip).

10.4	To the greatest extent legally possible, the Purchaser hereby explicitly waives and excludes any further claims and remedies irrespective of the nature, amount or legal basis of any such claim or remedy and, in particular, without limitation, the Purchaser shall have no rights of (i) withdrawal (Rücktritt), (ii) rescission (Wandlung), (iii) challenge of this Agreement on the grounds of error (Irrtumsanfechtung) or laesio enormis, or (iv) any other form of reversal or avoidance (Rückabwicklung, Anfechtung) of this Agreement, nor any claims against the Sellers or its representatives, agents and/or advisers as a result of any mistake (Irrtum) about (or as a result of any disturbance (Störung) or disappearance of the basis of the transaction (Wegfall der Geschäftsgrundlage) or as a result of a breach of any pre-contractual duties (culpa in contrahendo) or any breach of contract (Pflichtverletzung aus dem Schuldverhältnis) and/or any liability in tort (Deliktshaftung) or (v) damage claims (Schadenersatz) for breaches of the Sellers’ Warranties or any obligation to indemnify the Purchaser other than as explicitly set out in this Agreement. Furthermore, it is explicitly agreed by the Parties that the assumption set forth in Section 924 of the Austrian Civil Code (ABGB) does not apply.

11.	PURCHASER’S WARRANTIES AND INDEMNIFICATION

11.1	Purchaser’s warranties: The Purchaser warrants to the Sellers as at the Signing Date and as at the Closing Date in the terms of the warranties set out in Schedule 11.1.

11.2	Purchaser’s indemnification: The Purchaser shall keep each Seller (also in its capacity as managing director of the Target Companies) fully indemnified (Schad- und Klagloshaltung) against any and all claims that may be raised against any Seller (also in its capacity as managing director of any Target Company) in connection with any breaches or purported breaches of the capital maintenance rules (Kapitalerhaltungs- oder Einlagenrückgewährvorschriften) prior to the Closing unless such claims (i) exceed in the aggregate the amount of EUR 100,000 (in words: Euro one hundred thousand) in which case the Seller shall indemnify the Purchaser for the exceeding amount, or (ii) are raised by an insolvency receiver (Insolvenzverwalter) or a bankruptcy receiver (Masseverwalter). The Sellers shall fully indemnify the Purchaser against any and all claims that may be raised by an insolvency receiver or a bankruptcy receiver against the Purchaser in connection with any breaches or purported breaches of the capital maintenance rules prior to the Closing.

12.	NO CLAIMS AGAINST INDIVIDUALS OR CONSULTANTS

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

12.1	The Sellers on the one hand and the Purchaser on the other hand undertake to each other that they will not make any claim in relation to or arising from any breach or alleged breach of this Agreement against any individual director, officer, agent or employee of the Target Companies or the Purchaser or of any Affiliate or any Consultant on which or on whom they may have relied before agreeing to any terms of this Agreement, however with the express exempt of the Sellers or the Purchaser as applicable.

13.	NON-COMPETE OBLIGATION

13.1	To the extent permissible by mandatory laws, as of the Signing Date and until the third anniversary of the Closing Date, each Seller hereby undertakes not to:

(a)	engage in any Competitive Activities in the current line of business of the Target Companies, in particular in any operation of and any acquisition of or offer to acquire direct or indirect shareholdings in Competitors, except for shares acquired or held purely for financial investment purposes without granting the Seller, directly or indirectly, management functions or any material influence in Competitors, and the exercise of activities for such Competitors by virtue of contracts;

(b)	establish any company or business which directly Competes with the current line of business of the Target Companies;

(c)	advise any Competitor of the Target Companies;

(d)	solicit or entice away or act as intermediary for soliciting or enticing away of any individual who is an employee or freelance employee of the Target Companies on the Signing Date for any Competitive Activity; and

(e)	acquire or entice or act as intermediary for acquiring any customer or supplier of the Target Companies.

13.2	For the purpose of the assessment of the existence of any “Competitive Activity” pursuant to this Agreement, the business of the Target Companies is defined to be the retail business regarding street-, skate- and snow wear, related accessories, snow-, surf-, ski- and skate hardware in the territories of Austria, Germany, Switzerland, France, Finland, Italy, Slovakia, Slovenia, The Netherlands, Spain, the United Kingdom and any other market place where the Target Companies have significant operations (exceeding 2% (two percent) of the Target Companies’ total turnover in the preceding business year) at Closing and the verb “Compete” shall be construed accordingly. This non-compete undertaking is given by each Seller in his respective capacity as Seller under this Agreement and shall not be affected or limited by any laws, regulations or restrictions applicable to a Seller in his capacity as an employee or managing director of a Target Company.

13.3	Liquidated Damages: In case of breach of any of the undertakings in Clause 13.1, it is understood and agreed that for each breach and also for each repeated breach, liquidated damages (Vertragsstrafe) in the amount of EUR 100,000 (Euro one hundred thousand) shall apply. However, the Parties agree that money damages would not be a sufficient remedy for any breach of this obligation by the Sellers and the Purchaser shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for the breach of this obligation, but shall be in addition to all other remedies in respect of damage, or otherwise that are available at law. All liquidated damages paid hereunder shall be taken into account on a Euro per Euro basis in case of any such additional remedies (including damage claims) in excess of the liquidated damages.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

13.4	Severability and Invalidity: If this Clause 13 should be or become fully or partially ineffective for whatsoever reason, they shall be reduced to reflect the admissible scope established by judicial order in terms of territory, time limit and subject-matter thereof.

14.	CONFIDENTIALITY

14.1	For the purposes of this Clause 14 “Confidential Information” means:

(a)	in relation to the obligations of the Purchaser under this Clause 14 any information received or held by the Purchaser (or any of its Representatives) where such information relates to the Sellers or the Target Companies’ status quo prior to Closing; or

(b)	in relation to the obligations of the Sellers under this Clause 14 any information received or held by the Sellers (or any of its Representatives) where such information relates to the Purchaser or, any of the Target Companies’ status quo with effect from Closing; and

(c)	information relating to the provisions and subject matter of, and negotiations leading to, this Agreement;

and includes not only written information but information transferred or obtained orally, visually, electronically or by any other means.

14.2	Each of the Sellers and the Purchaser undertakes that it shall (and shall procure that each of its Representatives shall) maintain Confidential Information in confidence and not disclose that Confidential Information to any Person except as permitted by this Clause 14 or with the prior written approval of all other Parties to this Agreement.

14.3	The confidentiality obligation under Clause 14.2 shall not apply if and to the extent that the Sellers or the Purchaser (as the case may be) can demonstrate that:

(a)	such disclosure is required by law or regulation or by any stock exchange or any regulatory, governmental or antitrust body (including, for the avoidance of doubt, any Tax authority) having applicable jurisdiction (provided that, in such circumstances, the disclosing Party shall, to the extent reasonably practicable, first inform the Purchaser or the Sellers (as applicable) of its intention to disclose such information and take into account the reasonable comments of the other Party); or

(b)	the Confidential Information concerned was lawfully in the relevant Party’s possession or the possession of any of its Representatives (in either case as evidenced by written records) and not subject to any obligation of secrecy to the other Party on its part prior to its being received or held; or

(c)	the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any Person to whom such Confidential Information has been disclosed in accordance with this Clause 14; or

(d)	the disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement.

14.4	Each of the Sellers and the Purchaser undertakes that it (and its Affiliates) shall only disclose Confidential Information to Representatives if it is reasonably required for the purposes of exercising the rights or performing the obligations under this Agreement and only if the Representatives are informed of the confidential nature of the Confidential Information.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

14.5	If this Agreement is terminated in accordance with its terms and without the Purchaser acquiring the Shares, the Purchaser shall, without undue delay on request by the Sellers:

(a)	return to the Sellers all written documents and other materials relating to the Sellers or the Target Companies or the subject matter of this Agreement (including any Confidential Information) which have been provided to the Purchaser (or its Representatives) by the Sellers (or their Representatives) without keeping any copies thereof;

(b)	destroy all information or other documents derived from such Confidential Information;

(c)	so far as it is practicable to do so without the incurrence of commercially unreasonable expense or undue burden, expunge such Confidential Information from any computer, word processor or other device; and

(d)	within reasonable time confirm in writing to the Sellers that it has fulfilled its obligations under lit (a) to (c) of this Clause 14.5.

15.	COSTS

15.1	Subject to Clause 15.2 and except as otherwise provided in this Agreement, each of the Sellers on the one hand and the Purchaser on the other hand shall be responsible for their/its own Costs, charges and other expenses (including those of their/its Affiliates) incurred in connection with the negotiation, preparation, entering into and completion of this Agreement and the documents prepared in connection with this Agreement.

15.2	The Purchaser shall bear the cost for notarization of this Agreement and all stamp, or other documentary or transaction duties as well as any other transfer taxes arising as a result, or in consequence of this Agreement or of their respective implementation, if any.

16.	NOTICES

16.1	Any notice or other communication to be given by either Party to the other parties under or in connection with this Agreement shall be in writing. It shall be served by sending it by registered mail to the addresses set out in Clause 16.3 and in each case marked for the attention of the relevant Party set out in Clause 16.3 (or as otherwise notified from time to time in accordance with the provisions of this Clause 16).

16.2	Any notice so served shall be deemed to have been duly given at 10 a.m. on the second Business Day following the date of posting.

16.3	The addresses and e-mails of the parties for the purpose of Clause 16.1 are as follows:

Seller 1:	Gerfried Schuller (born on 12 June 1967) Vorberg 568 A-8972 Ramsau For the attention of: Gerfried Schuller

Seller 2:	Alexander Zezula (born on 11 January 1974) Amundsengasse 11

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

A-8010 Graz For the attention of: Alexander Zezula

Purchaser:	Eff zwanzig Beteiligungsverwaltung GmbH Porzellangasse 51 A-1090 Vienna For the attention of: Managing Director

16.4	A Party may notify any other Party pursuant to Clause 16.3 of a change to its name, relevant addressee or address for the purposes of this Clause 16, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than 5 (five) Business Days after the date on which notice is given, the date which is the fifth Business Day after notice of any change has been given.

16.5	The parties agree that the provisions of this Clause 16 shall not apply to the service of any writ, summons, order, judgment or other document relating to or in connection with any arbitration proceedings.

16.6	All notices, demands, requests, statements, certificates or other communications under this Agreement shall be in English unless otherwise agreed in writing.

17.	ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. This Agreement supersedes all prior agreements, understandings or arrangements (whether oral or written) between the parties relating to or in connection with the sale and purchase of the Shares (in particular the Letter of Intent dated 14 May 2012 as extended from time to time, the confidentiality undertaking by Zumiez, Inc., dated 6 March 2012) which shall cease to have any further force or effect (save insofar as a third party may have rights or obligations under any of them).

18.	WAIVERS, RIGHTS AND REMEDIES

Except as otherwise provided for in this Agreement, no failure or delay by any Party in exercising any right or remedy provided by law or under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

19.	MISCELLANEOUS

19.1	All amounts set out herein are net of value added tax, if any.

19.2	The Sellers shall exercise all rights they may have under this Agreement jointly only, unless explicitly provided otherwise. Seller 2 hereby authorizes and grants power of attorney to Seller 1 to exercise on behalf of Seller 2 all rights that are exercisable only by Seller 1 and Seller 2 under this Agreement, provided that such rights of Seller 2 can only be exercised jointly with Seller 1.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

19.3	No amendment, variation or waiver of this Agreement shall be valid unless it is in the form of a notarial deed, duly executed by or on behalf of all of the parties to it. The expression “variation” shall include any variation, supplement, deletion or replacement howsoever effected. Unless expressly agreed, no variation shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are so varied.

19.4	If the Purchaser sells the Shares (or any part thereof) the Purchaser shall secure that the party acquiring such Shares assumes all of the Purchaser’s obligations under Clauses 3 and 7 of this Agreement, provided however that the Purchaser shall, for the duration of the Earn-Out Period, remain jointly and severally liable and responsible for the adherence of the person acquiring the Shares (or any part thereof) to the provisions of Clauses 3 and 7.

19.5	Each of the provisions of this Agreement is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect:

(a)	so far as it is illegal, invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement but it shall not affect or impair the legality, validity or enforceability of any other provisions of this Agreement; and

(b)	the Parties shall use all reasonable endeavours to replace it with a valid and enforceable substitute provision or provisions satisfactory to any relevant competent authority but differing from the replaced provision as little as possible and the effect of which is as close to the intended effect of the illegal, invalid or unenforceable provision.

19.6	Save as provided otherwise or more specifically in this Agreement, each of the Parties shall, at their own expense, at all times from the Signing Date, do all things as may be reasonably required to give effect to this Agreement and the transactions contemplated hereunder, and to all other agreements contemplated hereby, including without limitation, the execution of all deeds and documents. Specifically, if the Merger is not or cannot be effected as set forth in Recital (H), the Parties shall do all things reasonably required to give effect to transactions having a similar effect, including without limitation, transferring and assigning to the Purchaser any new shares in Target Company 1 which may be issued in preparation for, or as a result of, the Merger.

20.	INTERPRETATION

20.1	Words and expressions used in this Agreement shall have the meanings set out in Schedule 20.1 unless the context requires otherwise.

20.2	The Schedules and Annexes comprise all schedules and annexes to this Agreement and form an integral part of this Agreement.

20.3	The recitals form an integral and legally binding part of this Agreement.

21.	GOVERNING LAW AND JURISDICTION

21.1

This Agreement and the legal relationships established by or otherwise arising in connection with this Agreement shall be governed by, and interpreted in accordance with, Austrian law (with the exclusion of the Austrian conflict of law provisions and the provisions of the Convention on the International Sales of Goods (CISG)). Any claims arising out of the relation between Parties in connection with this Agreement that are based on a non-contractual

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

obligation shall also be governed by Austrian law without giving effect to any statutory conflict of law provisions.

21.2	All disputes arising in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS), without recourse to the ordinary courts of law. The place of arbitration is Frankfurt, Germany. The number of arbitrators is 3 (three). The language of the arbitral proceedings is English. The applicable substantive law is Austrian law without regard to the Austrian conflict of law provisions.

List of Schedules

Schedule 1	Shareholder Resolutions regarding Approval of Sale of the Shares
Schedule 2.3	Definitions of Financial Terms (including Example Calculation of Net Working Capital and Net Financial Debt)
Schedule 3.1(a)	EBITDA 2014/15 for First Incentive Payment
Schedule 3.1(b)	EBITDA 2014/15 for Second Incentive Payment
Schedule 3.1(d)	Stand-alone Store Profit & Loss Calculation
Schedule 3.6(a)	Business Plan
Schedule 3.17	Sellers’ Bank Accounts
Schedule 4.1(c)	Escrow Agreement
Schedule 4.1(d)	Letter of Comfort
Schedule 6.2(c)(i)	Management Service Agreement
Schedule 6.2(c)(ii)	Employment Agreement
Schedule 8.1	Sellers’ Warranties
Schedule 11.1	Purchaser’s Warranties
Schedule 20.1	Definitions

[signatures on next page]

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Vienna, this 18 June 2012

Gerfried Schuller as Seller 1
(born on 12 June 1967)

Signature line:

Alexander Zezula as Seller 2
(born on 11 January 1974)

Signature line:

Eff zwanzig Beteiligungsverwaltung GmbH as Purchaser

Signature line:

Please print full name:

Function:

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 8.1 – SELLERS’ WARRANTIES

1.	THE SELLERS

1.1	Seller 1 represents and warrants for himself that as of Closing:

(a)	He has full power and authority to execute this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby including, without limitation, to own, hold, sell and transfer (pursuant to this Agreement) his Share. This Agreement has been duly and validly executed by him and constitutes a legal, valid and binding obligation of him, enforceable against him in accordance with its terms.

(b)	Execution and performance of this Agreement will not violate or conflict with any law or other governmental regulation or any judicial or arbitral decisions or orders of any kind, in any way that would materially adversely affect his ability to execute this Agreement and to perform his obligations under this Agreement to which he is a Party.

(c)	no insolvency proceedings have been initiated and served upon him until the Signing Date.

(d)	He owns Share 1 at Closing free and clear of any Encumbrances.

1.2	Seller 2 represents and warrants for himself that as of Closing:

(a)	He has full power and authority to execute this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby including, without limitation, to own, hold, sell and transfer (pursuant to this Agreement) his Share. This Agreement has been duly and validly executed by him and constitutes a legal, valid and binding obligation of him, enforceable against him in accordance with its terms.

(b)	Execution and performance of this Agreement will not violate or conflict with any law or other governmental regulation or any judicial or arbitral decisions or orders of any kind, in any way that would materially adversely affect his ability to execute this Agreement and to perform his obligations under this Agreement to which he is a Party.

(c)	no insolvency proceedings have been initiated and served upon him until the Signing Date.

(d)	He owns Share 2 at Closing free and clear of any Encumbrances.

2.	TARGET COMPANIES

2.1	The statements made in the recitals to this Agreement under (A) to (G) are true and correct. Share 1 and Share 2 constitute the entire share capital of Target Company 1. As of the date of the Contribution the Indirect Share and Share 3 constitute the entire share capital of Target Company 2. The Shares are fully paid up.

2.2	Each Target Company is validly incorporated, in existence and duly registered under the laws of Austria and has full corporate power to own its properties and to carry on its business as conducted at the Signing Date.

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

2.3	Copies of the current articles of association of the Target Companies are attached hereto as Annex 2.3 to this Schedule 8.1. All necessary meetings and other corporate actions of or by any Target Company, its shareholders and directors have been legally and properly held or taken, and all resolutions passed by the meetings of shareholders and directors have been duly recorded in the respective Target Company’s minutes. All matters requiring registration (eintragungspflichtige Tatsachen) in respect of any Target Company have been registered in the competent companies register. No insolvency proceedings have been initiated and served upon any Target Company.

2.4	There exists no option, right of conversion or other issue of shares or securities, which could increase or reduce the number of the shares of any Target Company or any Target Company’s nominal share capital. The nominal share capital of the Target Companies has not been decreased or redeemed.

2.5	All contributions to the Target Companies have been made in accordance with laws; there have been no re-payments of share capital to any of any Target Company’s present or former shareholders for any reason whatsoever exceeding in the aggregate the amount of EUR 100,000 (one hundred thousand). There are no reasons why Purchaser may be obliged to pay supplementary contributions, other payments or capital increases to any of the Target Companies or why it would be liable for unpaid capital contributions to the Sellers, their predecessors in interest or other shareholders.

2.6	Target Company 1 owns the Indirect Share at Closing free and clear of any Encumbrances.

2.7	Except as listed in Annex 2.7 to this Schedule 8.1, none of the Target Companies holds any participation, interest or share in any company, partnership or other legal entity or is party to any enterprise agreement.

2.8	All transactions, payments, other considerations and agreements between (i) any Target Company and a Seller; and (ii) any Target Company and third parties; and (iii) any Target Company and its directors, officers and employees during the last 3 (three) years as of Closing have been concluded at arms’ length. In case of any transaction, payment, other consideration or agreement between any Target Company and a Seller (also in his function as managing director or employee of any Target Company) constituting a violation of the preceding sentence, a breach of the representation and warranties given under the first sentence of this Clause 2.8 shall be deemed to have occurred only if and to the extent the overall benefit to the Sellers resulting therefore exceeds in the aggregate the amount of EUR 100,000 (one hundred thousand).

3.	THE ACCOUNTS

3.1	The Accounts of the Target Companies were, at the time when they were drawn up, prepared in accordance with applicable laws and regulations (including Austrian GAAP as applied consistently for the previous 2 (two) accounting periods) and provided, as far as possible, for a true picture of the state of assets, liabilities and earnings of Target Companies pursuant to § 195 of the Austrian Commercial Code (UGB) (möglichst getreues Bild der Vermögens- und Ertragslage des Unternehmens) as at such date.

3.2

The statutory books, accounting books and other records of whatsoever kind of the Target Companies are up-to-date and maintained in accordance with all applicable legal requirements (including Austrian GAAP) on a proper and consistent basis and contain, as of the date thereof, records of all matters required to be dealt with in such

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

books. All such books and records and all other documents (including documents of title and copies of all existing agreements to which the Target Companies are a party) are in their possession or under their control.

4.	LOCKED BOX

Since the Reference Date:

4.1	the business of each Target Company has been in all material respects conducted in the ordinary course of business;

4.2	the Target Companies have maintained all material accounting records in the ordinary course in a manner consistent with past practice;

4.3	other than as permitted under Clause 5 neither Target Company has disposed of the whole or a substantial part of its respective undertaking;

4.4	neither Target Company has declared or made any dividends to direct or indirect shareholders nor declared or carried out any capital reduction;

4.5	neither Target Company has issued or agreed to issue or allotted any share capital or instruments granting dividend or voting rights; and

4.6	neither Target Company has entered into any agreement with any Seller or any of its relatives that is still in force unless the agreement is on arms’ length terms or provided for in this Agreement.

5.	TAX WARRANTIES

5.1	For the period up until the Reference Date, the Target Companies have made all deductions, withholdings and retentions as they were obliged or entitled to make under applicable Tax laws and all such payments as should have been made up to the Reference Date and have duly and timely filed all Tax Returns and notices with the competent Tax Authority as required up to and including the Reference Date. The Target Companies have maintained all material records, invoices and other documents required to be maintained for all Tax purposes and have fulfilled until the Reference Date all disclosure, notification and accounting obligations under applicable Tax laws. None of the Target Companies is a party to any pending action or proceeding of any competent Tax Authority and no written notice of audit or verification by any competent Tax Authority has been received by any of them in respect of any Tax.

5.2	Up until and including the Reference Date, the Target Companies have not engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the unlawful avoidance of or an unlawful reduction in liability to Tax, or for which, the Tax Authority has set aside or cancelled on the basis of anti-avoidance law or for which no proper economic reasons such as restructuring or improvement in efficiency exist.

5.3	Tax Warranties shall only be deemed breached if the Taxes that constitute the breach of the Tax Warranty as prescribed by the relevant Tax authorities become legally valid and binding, not being subject to further ordinary or extraordinary legal remedies (including appeals with the Supreme Administrative Court or the Supreme Constitutional Court).

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

6.	[INTENTIONALLY OMITTED]

7.	EMPLOYEE AND LABOUR MATTERS

7.1	Annex 7.1 to this Schedule 8.1 contains a list of all employees with valid employment agreements with any Target Company as at the Signing Date, accurately and completely showing age, seniority, notice period and special protection against dismissal for each employee. Equally, the list sets forth the complete salaries and other benefits of each employee to the extent possible under applicable data privacy laws. No post-contractual non-compete covenant or confidentiality agreement exists with respect to the employees of any Target Company other than such covenants as are set out in Annex 7.1 to this Schedule 8.1.

7.2	Each Target Company is in compliance with all applicable laws pertaining to its employees, including, but not limited to, all laws relating to employment standards, human rights, pay equity, labour relations, occupational health and safety, privacy, workers’ compensation, pensions, benefits and unemployment insurance.

7.3	As of the Signing Date, all employees of any Target Company are employed on contractual terms and conditions of employment substantially in the form of the sample employment agreements attached hereto as Annex 7.3 to this Schedule 8.1 except as set out in Annex 7.1 to this Schedule 8.1. No payment or benefit has been made or promised to be made to any employee of any Target Company in connection with an actual or proposed termination of his or her employment (unless required otherwise by mandatory law) or a termination in the context, or as a consequence, of the transactions contemplated hereby other than pursuant to applicable mandatory law.

7.4	The employment/consultancy contracts of the managing directors (including pension and severance pay arrangements, if any) of the Target Companies as attached hereto as Annex 7.4 to this Schedule 8.1 (i) are the only employment agreements in force between any Target Company and the managing directors and (ii) contain the entire employment agreements between the relevant Target Company and such managing directors, are complete in all respects and no other or deviating or supplemental employment agreements, written or oral, exist between the Target Company and any managing director and (iii) have been approved in accordance with Sec. 25 of the Austrian Limited Liabilities Companies Act (GmbHG).

7.5	None of the persons listed in Annex 7.5 to this Schedule 8.1 (each a “Key Employee”) has terminated until the Signing Date nor has, to the actual knowledge of the Sellers as of the Signing Date any intent to terminate, his or her employment as a result of or in connection with the transactions contemplated by this Agreement. No Key Employee has, until the Signing Date, been issued notice for termination of his employment by the relevant Target Company.

7.6	Other than any statutorily applicable collective bargaining agreements (Kollektivverträge), there are no shop agreements (Betriebsvereinbarungen) in place at the Target Companies.

7.7

The Target Companies have not concluded and are not party to any employment agreement or managing director agreement providing for a statutory or voluntary severance entitlement (Abfertigung oder Abfindung) in excess of (i) the mandatory statutory severance entitlements of the respective employee, or (ii) the mandatory

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

severance entitlements pursuant to the collective bargaining agreement statutorily applicable to the respective employee.

7.8	There are no labour disruptions pending or threatened against any Target Company.

7.9	All payments in relation to employment, whether standard remuneration, over-time, bonuses, premiums or payments of any other nature, including social security contributions and income taxes under any applicable law, due and payable by any Target Company have been made as and when due.

7.10	The Target Companies have created sufficient provisions in accordance with applicable commercial law principles for (i) any employee entitlements, including, without limitation, severance entitlements (Abfertigungsrückstellungen), unconsumed vacation and jubilee entitlements and (ii) all other employee-related costs.

7.11	True and accurate details of all bonus plans, bonus schemes and bonus principles in place at and/or applying to the Target Companies as of the Signing Date are set out in Annex 7.11 to this Schedule 8.1. Except as disclosed in Annex 7.1 of this Schedule 8.1, neither Target Company has agreed (including by way of shop agreements (Betriebsvereinbarungen)) to grant any pension payments (other than payments to a staff provision fund (Mitarbeitervorsorgekasse)) for the benefit of any of its current or former employees.

7.12	No works councils (Betriebsrat) exists at the Target Companies.

7.13	Annex 7.13 to this Schedule 8.1 contains a true, accurate and complete list of all freelancers (freie Mitarbeiter) and consultants (Berater) of the Target Companies (other than Seller 2 whose consultancy agreement has been disclosed in Annex 7.4 to this Schedule 8.1) as of the Signing Date. None of these freelancers or consultants could, under any applicable laws, claim to be, or may be considered by any competent authority, to be an employee of any Target Company. All agreements with freelancers and consultants are concluded at arm’s length.

7.14	As of the date hereof, neither Target Company is experiencing (i) any strike or lockout of its employees or (ii) any material dispute with any union, works council or other body of employee representatives pending before any court, governmental authority or arbitrator.

8.	IPR

8.1	The Target Companies hold good and valid title to the IPR listed in Annex 8.1 of this Schedule 8.1, free and clear of any Encumbrances and also free of third party licenses. The respective registrations of such IPR mentioned in Annex 8.1 of this Schedule 8.1 are valid and all registration fees have been fully paid as and when the same became due. Neither rights of the Sellers nor, to the Knowledge of the Sellers as of the Signing Date, rights of third parties exist, which may conflict with the continued use and/or registration of the IPR mentioned in Annex 8.1 of this Schedule 8.1 by the Target Companies. Other than as disclosed in Annex 8.1 of this Schedule 8.1, to the Knowledge of the Sellers as of the Signing Date, no third party has infringed the IPR.

8.2

The Target Companies have sufficient and valid licenses (the “Licenses”), not subject to change of control clauses, to use all IPR (including standard and non-standard software) which are (i) used by the Target Companies in order to conduct their businesses as currently conducted and (ii) not owned by the Target Companies. Such Licenses are listed in Annex 8.2 of this Schedule 8.1. Neither rights of the Sellers nor,

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

to the Knowledge of the Sellers as of the Signing Date, rights of third parties exist, which may conflict with the continued use of such Licenses by the Target Companies as currently conducted.

9.	IT

All computer hardware (including network and equipment) and software owned or used by the Target Companies (the “IT Systems”) are in good working order and have been and are being properly and regularly maintained and replaced. No essential part of the IT Systems has failed to function for any sustained period of time during the 12 (twelve) months period preceding the date hereof. The Target Companies are in compliance with all agreements relating to the operation and use of the IT Systems, including all third party software licenses.

10.	DATA PROTECTION

10.1	The Target Companies materially comply with the applicable Austrian Data Protection Act as currently in force (Datenschutzgesetz).

10.2	No notice or allegation has been received by any Target Company from the Data Protect Commission (Datenschutzkommission) alleging that the Target Companies have not complied with the Austrian Data Protection Act as currently in force (Datenschutzgesetz).

10.3	No individual has claimed compensation from any Target Company for breaches of the Austrian Data Protection Act as currently in force (Datenschutzgesetz).

11.	LITIGATION

No Target Company is party to any material litigation, arbitration or other legal proceedings, excluding regular administrative and regulatory proceedings, save as disclosed in Annex 11 to this Schedule 8.1 and to the Knowledge of the Sellers as of the Signing Date, no such material litigation, arbitration or legal proceeding is threatened against any Target Company as of the Signing Date.

12.	MATERIAL AGREEMENTS

12.1	Annex 12.1 of this Schedule 8.1 sets forth a true and complete list as of the Reference Date of each of the following contracts to which any Target Company is a party to (the “Material Agreements” and each a “Material Agreement”), provided such Material Agreements:

(a)	concern (i) any open purchase orders irrespective of amount or (ii) the rendering of services by the Target Companies or to the Target Companies against a consideration exceeding EUR 100,000.00 (Euro one hundred thousand) (excluding VAT) per business year;

(b)	relate to the establishment, acquisition, disposal, encumbrance or holding and administration of any shares or other interest in a company, partnership or other venture (including any and all agreements among holders of such shares, a share or other interest);

(c)	directly or indirectly relate to outstanding financial indebtedness of the Target Companies in excess of EUR 250,000.00 (Euro two hundred and fifty thousand) (irrespective of whether indebtedness is due and payable thereunder or not);

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(d)	contain covenants not to compete or otherwise restrict the Target Companies to act freely on the market;

(e)	contracts under which a counterparty would be contractually entitled to terminate such contract or to alter the provisions thereof due to a change of control with respect to the Target Companies, whereas, for the avoidance of doubt, this clause 12.1(e) shall not include contracts under which a counterparty would be entitled to terminate such contract or to alter the provisions thereof in the event of a change of control pursuant to statutory rules and provisions;

12.2	The Material Agreements are in full force and effect (unless explicitly specified otherwise in Annex 12.1 of this Schedule 8.1 or disclosed in the updated Annex pursuant to Clause 4.4). Unless otherwise disclosed in the updated Annex pursuant to Clause 4.4: no party to a Material Agreement has given or (other than in relation to the Material Agreements referred to in Clause 12.1(e) of this Schedule) is, to the Knowledge of the Sellers as of the Signing Date, reasonably likely to give notice of termination, and (other than in relation to the Material Agreements referred to in Clause 12.1(e) of this Schedule or Material Agreements which are subject to statutory amendment rights) no circumstances exist which give any party to a Material Agreement the right to prematurely terminate or modify such agreement. For the avoidance of doubt, the execution or consummation of the transaction contemplated in this Agreement does not give any party to a Material Agreement the right to terminate or modify such agreement (other than in relation to the Material Agreements referred to in Clause 12.1(e) of this Schedule or Material Agreements which are subject to statutory amendment rights). For the avoidance of doubt, wherever Annex 12.1 of this Schedule 8.1 contains offers by third parties only, such offers have been accepted by the Target Companies.

13.	INSURANCES

Annex 13 to this Schedule 8.1 contains a list of all insurances maintained by or covering the Target Companies. Such insurances are in full force end effect. All premiums payable to date have been paid.

14.	REAL ESTATE

14.1	Neither Target Company owns any real estate.

14.2	Annex 14.2 to this Schedule 8.1 contains an accurate and complete list of all real properties leased or rented by any Target Company as lessee (collectively the “Leased Properties” and each of the Properties individually a “Leased Property”). Other than the Leased Properties, no land, buildings or the like are hired, rented, leased, occupied or used by any Target Company, and there are no transactions or negotiations pending in this respect.

14.3

The Target Companies are authorized to use the Leased Properties pursuant to the terms of the respective lease agreements and have, to the Knowledge of the Sellers as of the Signing Date, always complied with their obligations arising from the contracts relating to the lease, hire, rental, occupation or use of any Leased Property in all material respects. No landlord has alleged against the Target Companies any breach of contract in relation to the Leased Properties by any Target Company or by persons for whose conduct any Target Company is liable. The Target Companies are in possession of all documents relating to the existence and to the proof of the respective rights in the Leased Properties. The lease agreements regarding the Leased Property at Shop

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schladming and the Leased Property at Hochstrasse 628 concluded with Seller 1 as lessor have been approved in accordance with Sec. 25 of the Austrian Limited Liability Companies Act (GmbHG).

14.4	Other than with respect to the Leased Property in Obertauern which has been leased on the basis of an oral agreement only, there are no agreements (whether made orally, in writing or conclusively with the respective landlord or with third parties) in respect of the Leased Properties which are not specified in Annex 14.2 to this Schedule 8.1. The rights in respect of the Leased Properties are fully valid and unrestricted, based on valid agreements, enforceable in accordance with their respective terms.

14.5	The Leased Properties of the Target Companies are sufficient for the conduct of their business as presently conducted.

14.6	To the Knowledge of the Sellers as of the Signing Date, there are no reports or other information of whatever kind, indicating structural or technical defects of any of the Leased Properties, or of the installations thereupon or thereunder, or indicating restrictions of their usability or exploitability and there are no arrears or outstanding debts or obligations whatsoever in respect of any of the Leased Properties or the installations thereupon or thereunder for which any Target Company or Purchaser are or will be actually or contingently liable.

14.7	No court or administrative proceedings in respect of any of the Leased Properties, their utilisation and usability are pending or, to the Knowledge of the Sellers as of the Signing Date, announced or threatened. There are, to the Knowledge of the Sellers as of the Signing Date, no orders by authorities in respect of any of the Properties that have not been fully complied with.

14.8	No landlord has, to the Knowledge of the Sellers as of the Signing Date, threatened to terminate the lease.

15.	TRANSACTIONS WITH AFFILIATES

Other than as set out in Annex 15 of this Schedule 8.1 and except for the two lease agreements with Seller 1, the consulting agreement with Seller 2 and the managing director services agreement with Seller 1 there are no outstanding or at least partly unfulfilled loans, leases or other agreements or transactions between any Target Company or any present or former shareholder, director, officer or employee of any Target Company, or any member of such officer’s, director’s, employee’s or shareholder’s immediate family, or any person controlled by such officer, director, employee or shareholder or his or her immediate family. Other than as set out in Annex 15 of this Schedule 8.1, no shareholder or director (Geschäftsführer) of any Target Company, or any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of any Target Company, or any organization which has a material contract or material arrangement with any Target Company.

16.	COMPLIANCE WITH LAWS; LICENCES AND PERMITS

16.1

Other than as set out in Annex 16.1 of this Schedule 8.1, the Target Companies have, to the Knowledge of the Sellers, materially complied, and are in material compliance, with all applicable laws (including but not limited to applicable antitrust and competition laws), ordinances and regulations, including all terms and conditions set in any authorizations and approvals. The Target Companies have complied with any conditions, orders and requirements imposed by any authority. The Sellers are not

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

aware that further conditions as to the business of the Target Companies as currently being conducted which would have an adverse effect on the Target Companies will be imposed in the near future. The Target Companies have materially complied with and have performed all provisions and judgements, settlements, decrees, decision, agreements or provisions of any authority, court or arbitration panel.

16.2	Other than as disclosed in Annex 16.1 of this Schedule 8.1 the Target Companies hold all regulatory and administrative permits, approvals, consents, licenses and similar instruments required or necessary to be qualified to conduct their business as presently conducted, for the ownership of its assets and properties or for any construction measures necessary to conduct its business as presently conducted. The Target Companies have conducted their business activities in material compliance with all such permits and all applicable laws, by-laws, regulations, decrees, orders and judgments applicable to it, its business and its properties or assets.

17.	DISCLOSURE

All information that was disclosed to the Purchaser or its advisors in the context of Purchaser’s due diligence investigation, including, without limitation, information disclosed with respect to assets, liabilities, rights and obligations of the Target Companies, as well as the circumstances referring to the representations and warranties are in all material respects true, accurate and complete and not misleading. No material circumstances are known to the Sellers that were not disclosed to the Purchaser or its advisors in writing and that could make the information disclosed untrue, inaccurate or misleading.

18.	NO FINDER’S FEE

Other than as set out in the Accounts, the Target Companies did not have and do not have any obligation or liability to pay any fees or commissions to any broker, finder, agent or advisor with respect to the transactions contemplated hereunder. For the avoidance of doubt, reasonable fees payable to BDO Austria GmbH for the portion of their work relating to the consolidation effort and support of the KMPG Accounts shall not be subject to this Clause.

LIST OF ANNEXES

Annex 2.3 to this Schedule 8.1	Articles of Association

Annex 2.7 to this Schedule 8.1	Participations

Annex 7.1 to this Schedule 8.1	List of Employees

Annex 7.3 to this Schedule 8.1	Sample Employment Agreements

Annex 7.4 to this Schedule 8.1	Management Director Agreements

Annex 7.5 to this Schedule 8.1	Key Employees

Annex 7.11 to this Schedule 8.1	Bonus Plans

Annex 7.13 to this Schedule 8.1	Freelancers

Annex 8.1 to this Schedule 8.1	IPR

Annex 8.2 to this Schedule 8.1	Licenses

Annex 11 to this Schedule 8.1	Litigation

Annex 12.1 to this Schedule 8.1	Material Agreements

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Annex 13 to this Schedule 8.1	Insurances

Annex 14.2 to this Schedule 8.1	Leased Properties

Annex 15 to this Schedule 8.1	Transactions with Affiliates

Annex 16.1 to this Schedule 8.1	Non-Compliance

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SCHEDULE 20.1 – DEFINITIONS

1.	In this Agreement, the following words and expressions shall have the following meanings:

“12-Months Period”	means a twelve (12) months-period which begins on 1 May 2014 and ends on 30 April 2015;

“Accounts”	means the annual accounts (Jahresabschluss) of the Target Companies as of 30 April 2011;

“Account Approval Date”	has the meaning set out in Clause 2.6(a);

“Affiliate”	means, with respect to any Person, any other Person which is directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

“Agreement”	means this agreement;

“Aggregate Sales”	has the meaning set out in Clause 3.1(c);

“Annexes”	means the annexes to the Schedules of this Agreement, and “Annex” shall be construed accordingly;

“Annual Accounts 2014/15”	has the meaning given in Clause 3.13;

“Acquisition Costs”	has the meaning set out in Clause 3.10(b);

“Austrian GAAP”	means the generally accepted accounting principles and rules applicable pursuant to the Austrian Commercial Code (UGB);

“Base EBITDA Floor”	has the meaning given in Clause 3.3(a);

“Base EBITDA Target”	has the meaning given in Clause 3.3(c);

“Business Day”	means a day (other than a Saturday or Sunday) on which banks generally are open in Vienna, Austria, for the transaction of normal banking business;

“Business Plan”	means the Business Plan as set out in Schedule 3.6(a);

“Cash/Debt-Free Price”	has the meaning set out in Clause 2.1;

“Closing”	means completion of the sale and purchase of the Shares (Verfügungsgeschäft zur Übertragung der Geschäftsanteile) and the payment (Zahlung als Verfügungsgeschäft) of the Provisional Purchase Price or the Purchase Price, as the case may be in accordance with Clause 2.10, in accordance with the provisions of this Agreement;

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“Closing Confirmation”	has the meaning given in Clause 6.2(d);

“Closing Date”	has the meaning given in Clause 6.1;

“Competitor”	means any entity engaged in Competitive Acitivities;

“Competitive Activities”	has the meaning given in Clause 13.2;

“Conditions”	means the conditions to Closing set out in Clause 4.1;

“Confidential Information”	has the meaning given in Clause 14.1;

“Clause”	means a clause hereof;

“Consultants”

means in relation to the Sellers or the Purchaser any consultants and professional advisors of that Party and/or any Affiliate including the following in relation to the Sellers:

(i)       Eisenberger & Herzog Rechtsanwalts GmbH, Wienerbergstraße 11, A-1100 Vienna, Austria;

(ii)      Altium Capital AG, Dufourstrasse 60, CH-8702 Zollikon, Switzerland

(iii)     BDO Austria GmbH;

and including the following in relation to the Purchaser:

(iv)     K&L Gates LLP;

(v)      KPMG (USA);

(vi)     KPMG (Austria);

(vii)    Duff & Phelps Securities LLC.

“Costs”	means costs (including reasonable legal costs but excluding internal costs) and expenses, in each case of any nature whatsoever;

“Damages Payment”	has the meaning given in Clause 8.8;

“Data Room”	has the meaning given in Clause 8.2;

“Earn-Out-Calculation”	has the meaning given in Clause 3.13;

“Earn-Out Calculation Objection”	has the meaning given in Clause 3.15;

“Earn-Out Payment”	has the meaning given in Clause 3.2;

“Earn-Out Period	has the meaning given in Clause 7.2(a);

“EBITDA”	is the normalised consolidated EBITDA of the Target Companies as defined in Annex A to Schedule 20.1;

“EBITDA 2014/15 for First Incentive Payment”	has the meaning given in Clause 3.1(a);

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“EBITDA 2014/15 for Second Incentive Payment”	has the meaning given in Clause 3.1(b);

“Encumbrance”	means any claim, power of sale, usufruct, interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

“Escrow Agreement”	has the meaning given in Clause 4.1(c);

“Estimated EBITDA”	means EUR 5,572,600 (Euro five million five hundred seventy two thousand six hundred), it being understood that the amount results from a normalization of the actual consolidated EBITDA in the amount of an increase of EUR 90,600 (Euro ninety thousand six hundred) (or a different figure mutually agreed upon by the Parties) which normalization is deemed accepted by all Parties for purposes of this Agreement and shall also be made in the same amount for purposes of the determination of the KPMG EBITDA and of the Final EBITDA;

“Estimated Net Financial Debt”	shall be EUR 2,475,901.22 (Euro two million four hundred seventy five thousand nine hundred one point twenty two) as resulting from Schedule 2.3;

“Excess Recovery”	has the meaning given in Clause 8.8;

“Expert”	means the relevant entity of Deloitte Austria doing that kind of work. In the event of an unforeseen conflict that prevents the aforementioned firm to act as Expert, another independent and internationally recognized accounting firm as the Parties may agree in writing shall be the Expert, provided that in case of disagreement between the Parties, the Expert shall be appointed by the President of the Austrian Chamber of Chartered Accountants (Präsident der Kammer der Wirtschaftstreuhänder) and shall not include a firm that is conflicted under professional rules;

“Final EBITDA”	is the EBITDA to be calculated on the basis of the Final Financial Statement as adjusted, as the case may be, pursuant to Clause 2.7;

“Final Financial Statement”	has the meaning given in Clause 2.6(a);

“Final Net Financial Debt”	shall be the Net Financial Debt as shown in the Final Financial Statement;

“Final Net Working Capital”	shall be the Net Working Capital as shown in the Final Financial Statement;

“First Incentive Payment”	has the meaning given in Clause 3.3;

“GmbHG”	shall mean the Austrian law on limited liability companies (Gesetz über

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Gesellschaften mit beschränkter Haftung – GmbHG);

“Incremental EBITDA Target”	has the meaning given in Clause 3.4(c);

“Incremental European Store Metrics”	has the meaning given in Clause 3.5;

“Incremental Store”	has the meaning given in Clause 3.6(a) ;

“Indirect Share”	has the meaning given in recital (F);

“IPR”	means the Target Companies’ intellectual property rights such as trade marks, service marks, trade names, logos, patents, inventions, registered and unregistered design rights, copyrights, database rights, know how and all other similar proprietary rights which may subsist in any part of the world including, where such rights are enhanced by registration, any registration of such rights, and applications and rights to apply for such registrations, in each case, whether such rights are registered or not; as used in this definition the term “know how” means confidential and proprietary industrial and commercial information and techniques in any form including, without limitation, recipes, formulae, drawings, test results, reports, market forecasts, lists and particulars of customers and suppliers;

“IT Systems”	has the meaning given in Clause 9 of Schedule 8.1;

“Key Employee”	shall have the meaning set forth in Clause 7.5 of Schedule 8.1;

“KPMG Accounts”	shall mean the consolidated annual accounts (Konzernabschluss) based on the annual accounts (Jahresabschluss) of the Target Companies for the 12 (twelve) months period ending on 30 April 2012 audited by KPMG Wirtschaftsprüfungs AG, Austria in accordance with Austrian GAAP, including on whether to include and how to value items in the annual accounts, as applied consistently for the previous 2 (two) accounting years of the Target Companies;

“KPMG EBITDA”	has the meaning given in Clause 2.1(c);

“KPMG Net Financial Debt”	has the meaning given in Clause 2.1(b);

“KPMG Net Working Capital”	has the meaning given in Clause 2.1(d);

“Knowledge of the Sellers”	means the knowledge of Seller 1 and/or Seller 2 and shall include all facts and circumstances, which Seller 1 or Seller 2 knows, knew or should have known or the knowledge of which is attributable to such Seller under the applicable statutory provisions. The phrase “should have known” refers specifically also to those facts and circumstances, which Seller 1 or Seller 2 would have learned had he carefully selected, initiated and asked his staff members, and to any facts and circumstances specifically referred to in or discernable from the files, notes or other documents (regardless of what

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

form they take) which were or are available to such Seller for inspection;

“Latest Incremental Stores”	has the meaning given in Clause 3.7;

“Leased Properties”	has the meaning given in Clause 14.2 of Schedule 8.1;

“Licenses”	has the meaning given in Clause 8.2 of Schedule 8.1;

“Longstop Date”	means 5:00 pm (Central European Time) on 30 July 2012;

“Mall Stores”	means any store, shop, outlet, retail location or the like that is located in a shopping mall or shopping centre (such shopping mall or shopping centre having a minimum retail surface of 20,000 m² (twenty thousand square meters);

“Material Agreement”	has the meaning given in Clause 12.1 of Schedule 8.1;

“Net Financial Debt”	is the normalised consolidated net financial debt as defined in Schedule 2.3;

“Net Working Capital”	is the normalised consolidated net working capital as defined in Schedule 2.3;

“Notice of Objection”	has the meaning given in Clause 2.7(a);

“Parties”	means the parties to this Agreement and “Party” shall be construed accordingly;

“Profit Contribution Margin”	has the meaning given in Clause 3.1(d);

“Pro Forma Extrapolation”	has the meaning given in Clause 3.7;

“Provisional Purchase Price”	has the meaning given in Clause 2.1;

“Purchase Price”	has the meaning given in Clause 2.1;

“Purchase Price Adjustments”	has the meaning given in Clause 3.5;

“Purchase Price Increase”	has the meaning given in Clause 3.5;

“Purchase Price Reduction”	has the meaning given in Clause 3.5.

“Purchaser”	has the meaning given in the parties’ list hereof;

“Receiving Party”	has the meaning given in Clause 2.7(a);

“Record Date”	has the meaning given in Clause 4.5;

“Reference Date”	has the meaning given in Clause 2.8;

“Representatives”	means, in relation to a Party, its respective Affiliates and the directors, officers, employees, agents, external legal advisers, accountants,

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

consultants and financial advisers and sources of financings in relation to the transaction contemplated herein of that Party and/or of its respective Affiliates

“Saving”	has the meaning given in Clause 3.6(e)

“Schedules”	means the schedules to this Agreement, and “Schedule” shall be construed accordingly;

“Second Incentive Payment”	has the meaning given in Clause 3.4;

“Seller 1”	has the meaning given in the parties’ list hereof.

“Seller 2”	has the meaning given in the parties’ list hereof.

“Seller or Sellers”	has the meaning given in the parties’ list hereof.

“Sellers’ Warranties”	means the representations and warranties given pursuant to Clause 8.1 and set out in Schedule 8.1;

“Sending Party”	has the meaning given in Clause 2.7(a);

“Share 1”	means the share interest (Geschäftsanteil) in Target Company 1 owned by Seller 1 as described in recital (I);

“Share 2”	means the share interest (Geschäftsanteil) in Target Company 1 owned by Seller 2 as described in recital (I);

“Share 3”	means the share interest (Geschäftsanteil) in Target Company 2 owned by Seller 2 as described in recital (F);

“Shares”	means Share 1 and Share 2 and “Share” shall be construed accordingly;

“Signing Date”	means the date of signing of this Agreement;

“Stock Ratio”	has the meaning given in Clause 3.11;

“Street Location”	means any store, shop, outlet, retail location or the like that is not a Mall Store;

“Subsidiary”	means, with respect to any person, any other person which is directly or indirectly controlled by, or under common control with, such person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

“Surviving Provisions”	means Clauses 12 and 14 through 21, all of which shall survive termination of this Agreement;

“Target Company 1”	has the meaning given in recital (A);

“Target Company 2”	has the meaning given in recital (E);

“Target Companies”	Target Company 1 and Target Company 2;

“Target Net Working Capital”	shall be 5,000,000 (Euro five million);

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“Tax”	means all taxes and accessory charges to taxes (Abgaben und Nebenansprüche) within the meaning of section 3 of the Austrian Federal Fiscal Procedures Act (Bundesabgabenordnung) or as defined in any other comparable foreign fiscal code or legislation, in particular and without limitation, corporate income taxes, withholding taxes, value added taxes, charges, fees, duties, levies or other assessment imposed by any Austrian or foreign Tax Authority; interest, fines, penalties, late (payment and/or filing) charges or additions attributable thereto and all impositions to be paid without filing tax returns (Selbstbemessungsabgaben) as well as social security contributions (Sozialversicherungsbeiträge) and customs duties, allowances and premiums for education and apprentices as well as any contributions to the Chamber of Commerce;

“Tax Authority”	means any governmental authority including the government of any state, province or political subdivision thereof, any city or any entity, body or authority (including but not limited to municipal tax authority, social security agencies and customs authority) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing) responsible for the assessment, impositions, collection or administration of any Tax;

“Tax Return”	means any return, report, registration, declaration, statement, claim for refund or information return or statement required to be filed with any Tax Authority with respect to Taxes up to the date of this Agreement (including, for the avoidance of doubt, stamp duty notifications and stamp duty self assessments, withholding notifications and capital tax self assessments);

“Tax Warranties”	means the Sellers’ Warranties contained in Clause 5 of Schedule 8.1;

“Third Incentive Payment”	has the meaning given in Clause 3.5;

“Third Party Sum”	has the meaning given in Clause 8.8;

“Working Papers”	has the meaning given in Clause 2.6(a); and

“Zumiez Stock”	has the meaning given in Clause 3.11.

2.	In this Agreement, unless the context otherwise requires:

i.	references to a “person” shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

ii.	the singular shall include the plural and vice versa;

iii.	references to one gender include all genders;

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

iv.	references to times of the day are to Central European Time; and

v.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

vi.	any reference to an act or determination by a Party to be performed, or to be made, hereunder “without undue delay” shall be deemed to be a reference to the German language term ‘ohne schuldhafte Verzögung’ and shall be construed accordingly.

3.	The Parties agree that this agreement shall be the result of joint negotiations and no Party shall have the benefit that any provision hereunder that may turn out to be unclear or uncertain may be interpreted to its own benefit or to the detriment of any other Party because such other Party may have introduced, used or suggested such provision.

Annex A to Schedule 20.1        EBITDA

CONFIDENTIAL TREATMENT REQUESTED BY ZUMIEZ INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.